Exhibit 10.15

CREDIT AGREEMENT

among

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC,
as Borrower

SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC,
as Holdings

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

THIRD COAST BANK,
as Administrative Agent, Swing Line Lender and L/C Issuer

THIRD COAST BANK,
as Sole Lead Arranger and Sole Book Runner

DATED AS OF SEPTEMBER 10, 2024

TABLE OF CONTENTS

Page

i

v

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

2.1	Commitments and Applicable Percentages	2.1
5.5	Litigation and Judgments	5.5
5.6(b)	Easements	5.6
5.6(c)	Leased Real Property (Lessee)	5.6
5.6(d)	Leased Real Property (Lessor)	5.6
5.13	Subsidiaries	5.13
5.27	Material Agreements	5.27
7.1	Existing Debt	7.1
7.2	Existing Liens	7.2
7.5	Existing Investments	7.5
11.11	Notices	11.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Assignment and Assumption	1.1
B	Borrowing Base Report	1.1
C	Compliance Certificate	1.1
D	Borrowing Request	1.1
E	Note	1.1
F	Swing Line Loan Request	1.1
G	Tax Forms	3.4(g)
H	Guarantor Joinder Agreement	1.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 10, 2024, is among SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company (“Borrower”), SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC, a Delaware limited liability company (“Holdings”), each of the Guarantors party hereto, the lenders from time to time party hereto (collectively, the “Lenders” and each, individually, a “Lender”), and THIRD COAST BANK, a Texas state bank, as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS

Borrower has requested that the Lenders extend credit to Borrower as described in this Agreement. The Lenders are willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1     Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:

“Account” means an account, as defined in the UCC.

“Acquired Tower” means a Tower (a) which is Complete and (b) for which at least one (1) Tenant is making rental payments.

“Acquired Tower Costs” means the actual purchase price paid by Borrower or any of its Subsidiaries in the acquisition of an Acquired Tower plus any related customary closing expenses as evidenced by a closing statement.

“Additional Guarantor” has the meaning set forth in Section 12.12.

“Administrative Agent” means Third Coast Bank, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one (1) or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Affiliated Debt” has the meaning set forth in Section 12.5.

“Agent Parties” means, collectively, Administrative Agent and its Related Parties.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Amortization Commencement Date” has the meaning set forth in Section 2.8(a).

“Anti-Corruption Laws” means all state or federal Laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA and the Bank Secrecy Act, and other similar anti-corruption legislation in other jurisdictions.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.21.

“Applicable Margin” means, for any day, the applicable percentages per annum set forth below, based upon LTV in effect on such day:

Pricing Level	LTV	Base Rate Loans	Term SOFR Loans and Letter of Credit Fee	Commitment Fee
1	< 20%	1.25%	2.25%	0.35%
2	≥ 20 but < 40%	1.50%	2.50%	0.35%
3	≥ 40%	1.75%	2.75%	0.35%

“Applicable Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by such Revolving Credit Lender’s Commitment at such time; provided that if the Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender with respect to the Facility shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

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“Applicable Rate” means (a) in the case of a Base Rate Loan, the Base Rate plus the Applicable Margin; and (b) in the case of a Term SOFR Loan, Term SOFR plus the Applicable Margin.

“Applicable Site Requirements” means, with respect to any Tower and Tower Property, all Laws applicable to such Tower or Tower Property, including all applicable FCC and FAA rules, regulations and requirements, and all applicable Building Codes, Zoning Laws, and Environmental Laws.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Tenant” means any of the following Tenants: (i) is an entity controlled by “AT&T”, “Verizon”, “T-Mobile”, “U.S. Cellular”, Motorola Solutions Inc. and “DISH”, (ii) has, or whose parent company has, a credit rating determined by Moody’s to be no less than Baa2 or by S&P to be no less than BBB, (iii) any Tenant that is a federal, state or municipality or a government entity of any of the foregoing, or (iv) is otherwise acceptable to Administrative Agent in its sole and absolute discretion.

“Arranger” means Third Coast Bank, in its capacity as sole lead arranger and sole book runner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Authorized Party” has the meaning set forth in Section 11.11(d)(iii).

“Auto-Extension Letter of Credit” means a Letter of Credit that has automatic extension provisions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Bank Product Provider in connection with any of the Bank Products, including without limitation, Hedge Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to any Bank Product Provider as a result of such Bank Product Provider purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Loan Party pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.

“Bank Product Provider” means any Person that, at the time it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Bank Product Provider consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Bank Product Provider, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)) and debit card and credit card processing services or (d) Hedge Agreements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day; (b) the sum of the Federal Funds Rate for such day plus one-half of one percent (0.50%); and (c)  Term SOFR for a one month tenor in effect on such day plus one percent (1.00%); provided, however, if the Base Rate as determined pursuant to the foregoing shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

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“Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing.

“Base Rate Loan” means a Loan bearing interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).

“Benchmark Rate Borrowing” means, as to any Borrowing, the Benchmark Rate Loans comprising such Borrowing.

“Benchmark Rate Loan” means a Loan bearing interest based on the then existing Benchmark (initially, Term SOFR).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(a)	the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)	the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, (a) with respect to Daily Simple SOFR, 0.11448%, and (b) with respect to any other replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative;

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bloomberg” means Bloomberg Index Services Limited.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.

“Borrower Materials” has the meaning set forth in Section 11.11(e).

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“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means (I) as of the Closing Date through the date the first annual valuation is delivered pursuant to Section 6.1(n), $30,000,000 and (II) as of any date thereafter, an amount equal to (x) 50% of the appraised value of all In Service Towers set forth in the valuation attached to the then most recent Borrowing Base Report delivered pursuant hereto plus (y) 65% of the Acquired Tower Costs of In Service Towers set forth in the then most recent Borrowing Base Report delivered pursuant hereto that are not included in the valuation attached to such Borrowing Base Report, provided, however, that (a) if Borrower delivers a certified appraisal setting forth the value of any In Service Tower (the “Interim Appraisal”) prior to the delivery of the first annual valuation for such In Service Tower is delivered pursuant to Section 6.1(n), then Borrower may, at its option, elect to use the value set forth in the Interim Appraisal instead of the amount in clause (I) above, (b) no In Service Tower may remain in the Borrowing Base after inclusion unless at least one (1) Tenant Lease is in effect and rental payments from at least one (1) Tenant are less than 90 days past due; provided, however that once rental payments due from such Tenant have re-commenced, such In Service Tower may be re-included in the Borrowing Base, and (c) no In Service Tower shall be included in the Borrowing Base to the extent that (i) any Lease of such In Service Tower for which Borrower or any of its Subsidiaries is lessee can be terminated other than as a result of a default under such Lease by Borrower or such Subsidiary thereunder, (ii) [reserved], (iii) to the extent the lessor’s interest in any Lease described in clause (i) above is subject to a Lien, the lienholder of such Lien has not executed and delivered to Administrative Agent a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to Administrative Agent, (iv) all necessary consents of any Governmental Authority to own and operate any such In Service Tower have not been obtained, and (v) any Tenant Lease of such In Service Tower can be terminated other than as a result of a default under such Tenant Lease by Borrower or its applicable Subsidiary.

“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially the form of Exhibit B, or in any other form agreed to in writing by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.

“Borrowing Request” means a writing, substantially in the form of Exhibit D, properly completed and signed by Borrower, requesting a Revolving Credit Borrowing.

“Building Codes” means any building, construction or similar Laws, including Laws to protect public health, safety and general welfare as related to the construction and occupancy of any Tower or Tower Property and building or construction permitting ordinances, regulations, and requirements.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

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“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) a Tower, Tower Property, or any other asset which is properly classified in relevant financial statements of such Person as equipment, real Property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.

“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of L/C Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            SWIF II Ventures shall (i) cease for any reason to own, directly or indirectly, at least 51% of the issued and outstanding voting Equity Interests in Holdings or (ii) fail to have the right pursuant, to the Constituent Documents of Holdings to, directly or indirectly, elect a controlling majority of the board of managers or similar governing body of Holdings; or

(b)            Holdings shall (i) cease for any reason to own, directly or indirectly, 100% of the issued and outstanding voting Equity Interests of Borrower or (ii) fail to have the right pursuant, to the Constituent Documents of Borrower to, directly or indirectly, elect a controlling majority of the board of managers or similar governing body of Borrower; or

(c)            StratCap Advisors shall cease for any reason to be active in the day-to-day management of Borrower, or all of the executive officers of Borrower holding office on the Closing Date cease for any reason to be active in the day-to-day management of Borrower without the appointment of replacements reasonably satisfactory to Administrative Agent; provided, however, that if any such executive officers are replaced by the Borrower after the Closing Date, the Borrower may notify the Administrative Agent of such new executive officers and request the Administrative Agent confirm in writing that such new executive officers are reasonably satisfactory to it (and such written confirmation shall not be unreasonably withheld, conditioned or delayed).

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“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 11.10.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the regulations promulgated thereunder.

“Collateral” means substantially all of the personal Property of Borrower and its Subsidiaries as described in the Security Documents and 100% of the Equity Interests in Borrower owned by Holdings and any other Person, together with any other Property and collateral described in the Security Documents, including, among other things, any other Property which may now or hereafter secure the Obligations or any part thereof.

“Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to Borrower pursuant to Section 2.1(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender, L/C Issuer or Swing Line Lender by means of electronic communications pursuant to Section 11.11(d), including through the Platform.

“Complete” means for any Tower, a Tower that, in the case where a certificate of occupancy is required by any Governmental Authority, such certificate of occupancy shall have been received for such Tower Site. At Administrative Agent’s reasonable request, Borrower shall deliver evidence reasonably satisfactory to Administrative Agent that the Tower has been developed in compliance with all Applicable Site Requirements.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, or in any other form agreed to by Holdings and Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Holdings and Borrower.

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“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Business Day”, “Interest Period” (or any similar or analogous definition), “U.S. Government Securities Business Day”, or the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control Agreement” means a control agreement or other similar agreement in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, which provides that Administrative Agent shall have exclusive springing control of each deposit account, securities account and commodity account (each as defined in the UCC) of such the Loan Parties.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.30.

“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Right” has the meaning set forth in Section 8.4(a).

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“Cure Amount” has the meaning set forth in Section 8.4(a).

“Cure Securities” has the meaning set forth in Section 8.4(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR Loan” means a Loan bearing interest based on Daily Simple SOFR.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (o) all obligations of such Person in respect of Disqualified Equity Interests.

For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

“Debtor Relief Laws” means the Bankruptcy Code, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

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“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to a Base Rate Loan plus (iii) two percent (2%) per annum; provided, however, that with respect to a Benchmark Rate Loan, the Default Interest Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 11.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, L/C Issuer, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent, L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.22(b)) upon delivery of written notice of such determination to Borrower and each Lender.

CREDIT AGREEMENT – Page 19

“Disposition” means any sale, lease, sub-lease, license, transfer, assignment, conveyance, release, loss or other disposition, or the entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property, in any transaction or event or series of transactions or events, and “Dispose” has the correlative meaning thereto.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” and “$” mean lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

CREDIT AGREEMENT – Page 20

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.8(b)(iii)).

“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Endangered Species Act, 16 U.S.C. §1531 et seq., the National Environmental Policy Act, 42 U.S.C. §4321 et seq., the Rivers and Harbors Appropriation Act of 1899, 33 U.S.C. §407, all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

CREDIT AGREEMENT – Page 21

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Loan Party, is under common control (within the meaning of Section 414(c) of the Code) with a Loan Party, or is otherwise considered a single employer with a Loan Party pursuant to Sections 414(m) or (o) of the Code, for purposes of the provisions relating to Section 412 of the Code or Section 303 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, (g) the failure of any Loan Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Code or is in endangered or critical status under Section 305 of ERISA or Section 432 of the Code.

“Erroneous Payment” has the meaning set forth in Section 10.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.15(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 10.15(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.15(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.15(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 9.1.

“Excluded Accounts” means, collectively, (a) any deposit account maintained with a financial institution that is specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of a Loan Party, (b) trust fund accounts and (c) such other deposit accounts the aggregate amount of all funds maintained in such accounts does not exceed $250,000.

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“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all Guarantees of such Loan Party’s Swap Obligations by Borrower or any other Loan Party) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Tenants” means those Tenants that exist as of the Closing Date.

“Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Commitments at such time.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

CREDIT AGREEMENT – Page 23

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided, however, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letter” means the separate fee letter dated as of even date herewith, between Borrower and Third Coast Bank and any other fee letter among Borrower and Administrative Agent, Arranger and/or Third Coast Bank concerning fees to be paid by Borrower in connection with this Agreement, including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent, Arranger and/or Third Coast Bank may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.

“Financial Covenants” means the covenants set forth in Sections 8.1, 8.2 and 8.3.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

“Floor” means a rate of interest equal to 0% per annum.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fraudulent Transfer Laws” has the meaning set forth in Section 12.14.

“Fronting Exposure” means, at any time there is a Revolving Credit Lender that is a Defaulting Lender, (a) with respect to L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of the L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement in the form of Exhibit H hereto.

“Guarantors” means, collectively, Holdings, each Subsidiary of Borrower, and each other Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, including any Person who becomes a party to this Agreement pursuant to a Guarantor Joinder Agreement, and including with respect to Obligations under any Bank Product Agreement to which a Loan Party (other than Borrower) is a party, Borrower, and “Guarantor” means any one of the Guarantors.

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“Guaranty” means, collectively, the guaranty made by the Loan Parties party to this Agreement pursuant to Article 12 and each other written guaranty executed by one or more of the other Guarantors in favor of Administrative Agent, for the benefit of Secured Parties, in form and substance satisfactory to Administrative Agent.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, any petroleum and petroleum byproducts, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas), polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives, and mold.  “Hazardous Material” shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, element, compound or mixture which is: (i) asbestos and asbestos-containing materials; (ii) designated as a “pollutant” or “toxic pollutant” pursuant to the Federal Water Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.); (iii) defined as a “solid or hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.); (iv) defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Paragraph 9601 et seq.); (v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); (vi) chemicals, elements, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable federal, state or local Environmental Laws; (vii) polychlorinated biphenyls; (viii) “pesticides” as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (ix) “contaminant” as defined in the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; (x) “extremely hazardous substances” as defined in the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; (xi) “hazardous materials” as defined in the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; (xii) “hazardous air pollutants” as defined in the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and (xiii) “oil” as defined in the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”), (c) any and all Master Agreements and any and all related confirmations and (d) any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Holdings” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.

“Honor Date” has the meaning set forth in Section 2.2(c)(i).

“Increase Effective Date” has the meaning set forth in Section 2.10(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnity Termination Date” has the meaning set forth in Section 11.2.

“Information” has the meaning set forth in Section 11.26.

“In Service Tower” means, as of any date of determination, a Tower (a)(i) which is Complete and (ii) for which at least one (1) Tenant is scheduled to begin making rental payments to Borrower within 90 days of such date or (b) an Acquired Tower.

“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual Property, in whatever form, now owned or hereafter acquired.

“Interest-Only Period” means the period commencing on the Closing Date and ending 36 consecutive calendar months thereafter.

“Interest Period” means with respect to any Term SOFR Loan, the period commencing on the date such Loan becomes a Term SOFR Loan (whether by the making of a Loan or its continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one (1) month or three (3) months thereafter (in each case subject to the availability of Term SOFR for such period), as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Term SOFR Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.3(b)(iv) and not thereafter reinstated pursuant to such Section shall be available for specification in any Borrowing Request or notice of continuation or conversion thereof.

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“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.

“Interest Reserve Account” has the meaning set forth in Section 4.2(e).

“Interest Reserve Payment” has the meaning set forth in Section 4.2(e).

“Inventory” means inventory, as defined in the UCC.

“IRS” means the Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and Borrower (or any Subsidiary of Borrower) or in favor of L/C Issuer and relating to such Letter of Credit.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by Borrower on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Third Coast Bank, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

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“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Last Month Annualized Tower Cash Flow” means, as of any date of determination, the aggregate for all In Service Towers of (a) the Last Month Annualized Tower Revenue minus (b) the aggregate budgeted operating expenses for the next 12-month period for such In Service Towers, including, but not limited to, all Taxes required by applicable Law, insurance expenses, maintenance expenses, security expenses, ground rent, utilities and monitoring expenses, in each case, solely with respect to such In Service Tower.

“Last Month Annualized Tower Revenue” means, as of any date of determination, (a) with respect to each In Service Tower, an amount equal to the monthly rent and any other amounts paid pursuant to the express terms of each Tenant Lease in respect of such In Service Tower for the most recently-ended month, in each case, without giving effect to any free rent provided for therein (provided that such amount shall (x) not include any security deposits, prepaid rents, refunds to Tenants, sales, property, excise or similar Taxes imposed by Governmental Authorities and collected from any Tenant and (y) include, in the case of prepaid rent or such other upfront fee, an apportioned amount of such payment attributable to such monthly period) times (b) 12.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under a lease or license of land, improvements and/or fixtures or any access agreement, use agreement, fly-over and air rights agreement.

“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto, and shall include Swing Line Lender and L/C Issuer, and their respective successors and assigns permitted hereunder, as the context may require.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

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“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date.

“Letter of Credit Fee” has the meaning set forth in Section 2.4(b).

“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $1,000,000 and (b) the aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

“Lien” means, as to any Property of any Person, (a)  any lien, mortgage, security interest, Tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.

“Loan” means an extension of credit by a Lender to Borrower under Article 2 in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Guaranty, the Security Documents, the Notes, the Issuer Documents, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.

“Loan Party” means Borrower, Holdings, each other Guarantor or any other Person who is or becomes party to any agreement with any Secured Party that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations under the Loan Documents or any part thereof.

“LTV” means, as of any date of determination, a percentage equal to (a) the aggregate Revolving Credit Exposure of all Lenders as of such date divided by (b) Market Value as of such date.

“Market Value” means an amount equal to 100% of the (x) appraised value of all In Service Towers set forth in the valuation attached to the then most recent Borrowing Base Report delivered pursuant hereto plus, without duplication, (y) Acquired Tower Costs of In Service Towers set forth in the then most recent Borrowing Base Report delivered pursuant hereto; provided that, prior to the delivery of the first annual valuation for any In Service Tower that is delivered pursuant to Section 6.1(n), Borrower may, at its option, elect to measure the Market Value pursuant to this clause (y) using either the Acquired Tower Costs or any Interim Appraisal conducted for such In Service Tower.

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“Material Adverse Effect” means any act, event, condition, or circumstance which could materially and adversely affect (a) the operations, business, Properties, liabilities (actual or contingent) or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any Lender under any Loan Document.

“Maturity Date” means September 10, 2029, or such earlier date on which the Commitment of each Revolving Credit Lender terminates as provided in this Agreement; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable Texas Law (or applicable United States federal Law to the extent that such Law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under Texas Law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the time that a Defaulting Lender exists, an amount equal to 105% of the Fronting Exposure of L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.7(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by Administrative Agent and L/C Issuer in their reasonable judgment.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise, with respect to a Loan Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.10 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Non-Extension Notice Date” has the meaning set forth in Section 2.2(b)(iii).

“Notes” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit E, and “Note” means any one of the Notes.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower and each other Loan Party to Administrative Agent, L/C Issuer, each Lender and each other Secured Party now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, any Bank Product Agreements or the other Loan Documents, and all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding), and all documented out-of-pocket attorneys’ fees and other expenses incurred in the enforcement or collection thereof and Erroneous Payment Subrogation Rights; provided that, as to any Loan Party, the “Obligations” shall exclude any Excluded Swap Obligations of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Guaranties” has the meaning set forth in Section 12.11.

“Other Guarantors” has the meaning set forth in Section 12.11.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and the Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

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“Participant” means any Person (other than (a) a natural Person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, (c) a Defaulting Lender, or (d) Borrower or any of Borrower’s Affiliates or Subsidiaries or any other Loan Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).

“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment Date” means (a) in respect of each Base Rate Loan, the first day of each and every calendar quarter during the term of this Agreement, upon prepayment of such Loan and the Maturity Date, (b) in respect of each Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan, upon prepayment of such Loan and the Maturity Date, and (c) in respect of each Daily Simple SOFR Loan, the first day of each and every calendar month during the term of this Agreement, upon prepayment of such Loan and the Maturity Date.

“Payment Recipient” has the meaning assigned to it in Section 10.15(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisitions” means any acquisition of a Person by a Loan Party that is consummated at a time when no Event of Default has occurred that is continuing and that satisfies each of the following requirements:

(a)            such Person becomes a Guarantor after its acquisition pursuant to Section 6.13;

(b)            both before and after giving effect to such acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any applicable materiality qualification);

(c)            such acquisition is not a hostile or contested acquisition;

CREDIT AGREEMENT – Page 33

(d)            the business acquired in connection with such acquisition is (i) located in the United States, (ii) organized under applicable United States and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;

(e)            (i) the aggregate acquisition consideration for all such acquisitions during the term of this Agreement shall not exceed $10,000,000, and (ii) the aggregate acquisition consideration for any single acquisition (or series of related acquisitions) shall not exceed $5,000,000;

(f)            the business, division or Person acquired shall not have (i) a negative cash flow after giving effect to reasonable pro forma adjustments which are approved by Administrative Agent and (ii) any Debt after giving effect to the acquisition thereof;

(g)            as soon as available, but not less than forty-five (45) days prior to such acquisition (or such shorter time period as Administrative Agent may agree in its sole discretion), Borrower has provided Administrative Agent (i) notice of such acquisition and (ii) a copy of all business and financial information reasonably requested by Administrative Agent including pro forma financial statements and statements of cash flow;

(h)            if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(i)             if such acquisition involves a merger or a consolidation involving a Borrower or any other Loan Party, such Borrower or such Loan Party, as applicable, shall be the surviving entity;

(j)             no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(k)            Borrower shall have furnished to Administrative Agent at least three (3) Business Days and not more than five (5) Business Days (or such shorter or longer period of time, as applicable, as may be agreed by Administrative Agent in its sole discretion) prior to the date on which any such acquisition is to be consummated, (i) a current draft of the applicable material acquisition documents and (ii) a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, certifying that all requirements set forth in this definition with respect to such acquisition will be satisfied on or prior to the date of such acquisition; and

(l)             Borrower shall have delivered to Administrative Agent the final executed material documentation relating to such acquisition within three (3) Business Days following the consummation thereof.

“Permitted Liens” means those Liens permitted by Section 7.2.

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“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. Prime Rate”.

“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 11.11.

“Pro Forma Debt Service” means, as of any date of determination, (a) the aggregate of scheduled principal payments for the next 12-month period under a “straight line” amortization of the Outstanding Amount as of such date based on an amortization period of 30 years plus (b) the aggregate of monthly interest payments on such Outstanding Amount for the next 12-month period with an assumed interest rate per annum equal to 6%.

“Pro Forma Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a)(i) Last Month Annualized Tower Cash Flow of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP less (ii) Restricted Payments made during the preceding 12-month period pursuant to Section 7.4(d) plus (iii) Interest Reserve Payments made pursuant to Section 4.2(e) with respect to interest payable during the succeeding 12-month period to (b) Pro Forma Debt Service.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 11.11(e).

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.30.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Amortization Payment Amount” means, as of the date that is two (2) Business Days prior to the Amortization Commencement Date, an amount equal to the principal portion of the quarterly amortization payments that would be due on the Facility, assuming that the aggregate Revolving Credit Exposure of all Revolving Credit Lenders is equal to the Facility, over the subsequent period until the Maturity Date assuming a 30-year “straight line” amortization schedule, as calculated by Administrative Agent, which calculation shall be conclusive absent manifest error.

“Recipient” means Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, as applicable.

“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.

“REIT” means a “real estate investment trust” as defined in Section 856 of the Code.

“Related Indebtedness” means any and all indebtedness paid or payable by Borrower or any other Loan Party to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Release Date” means the last to occur of the dates on which Liens securing the Obligations may be released pursuant to Section 10.9(a)(i)(x).

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

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“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Removal Effective Date” has the meaning set forth in Section 10.6(b).

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Required Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50.1% of the sum of the (a) the Revolving Credit Exposure of all Revolving Credit Lenders (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that, if one (1) Revolving Credit Lender holds more than 50.1% but less than 100% of the sum of the Revolving Credit Exposure and the unused Commitments at such time, subject to the last sentence of Section 11.10, the Required Lenders shall be at least two (2) Revolving Credit Lenders. The unused Commitment of, and the portion of the Revolving Credit Exposure of all Revolving Credit Lenders held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of a Loan Party (or the chief executive officer, president, chief financial officer, or treasurer of the general partner or managing member of a Loan Party, as applicable); solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or assistant secretary of a Loan Party (or the secretary or any assistant secretary of the general partner or managing member of a Loan Party, as applicable) or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property of Borrower or any Subsidiary of Borrower) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary of Borrower, and (b) any payment (whether in cash, securities or other Property of Borrower or any Subsidiary of Borrower), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to Borrower’s or any of Borrower’s Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).

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“Revolving Credit Availability” means, as of any date, the difference between (a) an amount equal to the lesser of (i) the Borrowing Base in effect on such date and (ii) the aggregate amount of the Commitments of the Revolving Credit Lenders on such date less (b) the total Revolving Credit Exposure of the Revolving Credit Lenders on such date.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.1(a).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate Outstanding Amount of its Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Lender” means, (a) at any time prior to the termination of the Commitments, any Lender that has a Commitment at such time, and (b) at any time after the termination of the Commitments, any Lender that has Revolving Credit Exposure at such time, and, in each case, shall include Swing Line Lender, as the context may require.

“Revolving Credit Loan” has the meaning set forth in Section 2.1(a).

“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, Syria, Crimea and Russia).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority in which (a) any Loan Party or any of their Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayment of the Obligations will be derived.

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“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Secured Parties” means the collective reference to Administrative Agent, each Lender, L/C Issuer, Swing Line Lender, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Security Documents” means each and every security agreement, pledge agreement, control agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“StratCap Datacom JV” means StratCap Wireless Datacom Ventures, LLC, a Delaware limited liability company.

“StratCap Advisors” means StratCap Digital Infrastructure Advisors II, LLC or any of its Affiliates.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supported QFC” has the meaning set forth in Section 11.30.

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“Sureties” has the meaning set forth in Section 12.3(b).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“SWIF II Ventures” means SWIF II Ventures I, LLC, a Delaware limited liability company.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.3.

“Swing Line Lender” means Third Coast Bank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.3(a).

“Swing Line Loan Request” means a writing, substantially in the form of Exhibit F, or in such other form agreed to by Borrower and Administrative Agent, properly completed and signed by Borrower, requesting a Swing Line Borrowing.

“Swing Line Sublimit” means, at any time, an amount equal to the lesser of (a) $0.00 and (b) 10% of the Commitments at such time. The Swing Line Sublimit is part of, and not in addition to, the Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means each lessee, licensee or other occupant under a Tenant Lease.

“Tenant Improvements” means, for any Tower, all equipment for the provision of current or future communication services owned or leased by a Tenant and operated or installed by a Tenant.

“Tenant Lease” means any lease, license or other occupancy agreement, including a site lease agreement (other than the Master Lease Agreements), pursuant to which any Person is granted the right to use space or install equipment on one or more Towers, including the collocation on any existing Tower, or on any of the Tenant Improvements located on one or more Tower Properties.

“Term SOFR” means:

(a)            for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, a “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, a “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Loan” means a Loan bearing interest based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Coast Bank” means Third Coast Bank, a, Texas state bank, and its successors and assigns.

“Tower” means (a) any wireless communication tower owned, leased, licensed or managed (or represented by Borrower or any of its Subsidiaries to Administrative Agent to be owned or leased by Borrower or such Subsidiary pursuant to the terms herein) by Borrower or any Subsidiary of Borrower, including any rooftop, billboard or other sites owned, leased, licensed or managed by Borrower or any Subsidiary of Borrower (or represented by Borrower or such Subsidiary to Administrative Agent to be so owned or leased) upon which a wireless communication tower or distributed antenna system is located, together with any real Property, real estate interest, fixtures and appurtenances that accompany the tower, rooftops, billboards or other sites and (b) any Tower Property.

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“Tower Property” means any fee interest, leasehold interest, license interest, usufruct, permit interest or easement interest in any real Property that supports a Tower.

“Type” means, with respect to a Loan, refers to whether such Loan is a Base Rate Loan or a Term SOFR Loan, and, with respect to a Borrowing, refers to whether such Borrowing is a Base Rate Borrowing or a Term SOFR Borrowing.

“UCC” means Chapters 1 through 11 of the Texas Business and Commerce Code.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each plan year, without regard to the averaging which may be allowed under Section 430(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

“Unreimbursed Amount” has the meaning set forth in Section 2.2(c)(i).

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.30.

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“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).

“Withholding Agent” means each of the Loan Parties and Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zoning Laws” means any zoning, land use or similar Laws, including Laws relating to the use or occupancy of any Tower or Tower Property, development orders, zoning ordinances, historic preservation laws and land use regulations.

Section 1.2              Accounting Matters.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 5.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements described in Section 5.2 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

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Section 1.3             ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable Law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrower or the Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.

Section 1.4             Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.5             Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.

Section 1.6             Interpretative Provision. For purposes of Section 9.1, a breach of a Financial Covenant shall be deemed to have occurred as of any date of determination thereof by Borrower, or notice to Borrower by the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent. Notwithstanding any other provision contained herein, all obligations of any Person that would have been treated as operating leases for purposes of GAAP prior to January 1, 2019 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) regardless of any change in or application of GAAP following such date pursuant to ASC 842 or otherwise that would require such leases (on a prospective or retroactive basis or otherwise) to be treated as capital leases in the financial statements to be delivered pursuant to Section 6.1.

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Section 1.7              Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

Section 1.8             Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement, except in the case of a specific inconsistency in which case the terms of this Agreement shall prevail.

Section 1.9             Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.10           Rates. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including the selection of such rate and any related spread or other adjustment or whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Parties. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.1             The Loans.

(a)            Revolving Credit Borrowings. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time from the Closing Date until the Maturity Date in an aggregate principal amount for such Revolving Credit Lender at any time outstanding up to but not exceeding the amount of such Revolving Credit Lender’s Commitment, provided that the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of (i) the aggregate amount of the Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.

(b)            Borrowing Procedure. Each Revolving Credit Borrowing, each conversion of a Borrowing from one Type to the other, and each continuation of a Term SOFR Borrowing shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. two (2) U.S. Government Securities Business Days prior to the requested date of any Term SOFR Borrowing and on the requested day of any Base Rate Borrowing. Each telephonic notice by Borrower pursuant to this Section 2.1(b) must be confirmed promptly by delivery to Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of a Term SOFR Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.2(c) and 2.3(c), each Borrowing of or conversion to a Base Rate Borrowing shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; provided that a Base Rate Borrowing may be in an amount equal to the Revolving Credit Availability. Each Borrowing Request (whether telephonic or written) shall specify (i) whether Borrower is requesting a Revolving Credit Borrowing, a conversion of Borrowings from one Type to the other, or a continuation of Borrowings, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Borrowings to be borrowed, converted or continued, (iv) the Type of Borrowings to be borrowed or to which existing Borrowings are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Borrowing in a Borrowing Request or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Borrowings shall be made as, or converted to, Base Rate Borrowings. Any such automatic conversion to Base Rate Borrowings shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Borrowings. If Borrower requests a Borrowing of, conversion to, or continuation of a Term SOFR Borrowing in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

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(c)            Funding. Following receipt of a Borrowing Request, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Borrowings, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Borrowings as described in Section 2.1(b). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Third Coast Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Borrowing Request with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(d)            Continuations and Conversions. Except as otherwise provided herein, a Term SOFR Borrowing may be continued or converted only on the last day of an Interest Period for such Term SOFR Borrowing. During the existence of a Default, (i) no Loans may be requested as, converted to or continued as Term SOFR Borrowings without the consent of the Required Lenders and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

(e)            Notifications. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Term SOFR Borrowings upon determination of such interest rate.

(f)            Interest Periods. After giving effect to all Borrowings, all conversions of Borrowings from one Type to the other, and all continuations of Borrowings as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Term SOFR Borrowings.

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Section 2.2             Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) L/C Issuer agrees, in reliance upon the agreements of Revolving Credit Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of the aggregate amount of the Commitments of the Revolving Credit Lenders and the Borrowing Base, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           L/C Issuer shall not issue any Letter of Credit, if:

(A)            subject to Section 2.2(b)(iii) the expiry date of the requested Letter of Credit would occur more than 12 months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)            the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Revolving Credit Lenders have approved such expiry date.

(iii)          L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain L/C Issuer from issuing the Letter of Credit, or any Law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Issuer shall prohibit, or request that L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which L/C Issuer in good faith deems material to it;

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(B)            the issuance of the Letter of Credit would violate one or more policies of L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by Administrative Agent and L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D)            the Letter of Credit is to be denominated in a currency other than Dollars;

(E)            any Revolving Credit Lender is at that time a Defaulting Lender, unless L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to L/C Issuer (in its sole discretion) with Borrower or such Revolving Credit Lender to eliminate L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 11.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)            the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)          L/C Issuer shall not amend any Letter of Credit if L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)           L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)          L/C Issuer shall act on behalf of Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article 10 with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 10 included L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuer.

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(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by L/C Issuer, by personal delivery or by any other means acceptable to L/C Issuer. Such Letter of Credit Application must be received by L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as L/C Issuer may require. Additionally, Borrower shall furnish to L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as L/C Issuer or Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, L/C Issuer will provide Administrative Agent with a copy thereof. Unless L/C Issuer has received written notice from any Revolving Credit Lender, Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

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(iii)          If Borrower so requests in any applicable Letter of Credit Application, L/C Issuer may, in its sole discretion, agree to issue an Auto-Extension Letter of Credit; provided that any such Auto-Extension Letter of Credit must permit L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by L/C Issuer, Borrower shall not be required to make a specific request to L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that L/C Issuer shall not permit any such extension (and the terms of the Auto-Extension Letter of Credit may permit L/C Issuer to refuse to extend such Letter of Credit) if (A) L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.2(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Revolving Credit Lender or Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse L/C Issuer by such time, Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Revolving Credit Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, subject to the amount of the Revolving Credit Availability and the conditions set forth in Section 4.2 (other than the delivery of a Borrowing Request). Any notice given by L/C Issuer or Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii)           Each Revolving Credit Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of L/C Issuer at Administrative Agent’s Principal Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan (or, if the conditions set forth in Section 4.2 are not satisfied, an L/C Borrowing as further described in clause (iii) below) to Borrower in such amount. Administrative Agent shall remit the funds so received to L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Interest Rate. In such event, each Revolving Credit Lender’s payment to Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.2.

(iv)          Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against L/C Issuer, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not its obligation to fund its pro rata share of L/C Advances) pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 4.2 (other than delivery by Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse L/C Issuer for the amount of any payment made by L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi)          If any Revolving Credit Lender fails to make available to Administrative Agent for the account of L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), then, without limiting the other provisions of this Agreement, L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of L/C Issuer submitted to any Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

(i)            At any time after L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.2(c), if Administrative Agent receives for the account of L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.

(ii)           If any payment received by Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 11.24 (including pursuant to any settlement entered into by L/C Issuer in its discretion), each Revolving Credit Lender shall pay to Administrative Agent for the account of L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)            Obligations Absolute. The obligation of Borrower to reimburse L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          waiver by L/C Issuer of any requirement that exists for L/C Issuer’s protection and not the protection of Borrower or any waiver by L/C Issuer which does not in fact materially prejudice Borrower;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)          any payment made by L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)        any payment by L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(viii)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)             Role of L/C Issuer. Each Revolving Credit Lender and Borrower agree that, in paying any drawing under a Letter of Credit, L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against L/C Issuer, and L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were directly caused by L/C Issuer’s willful misconduct or gross negligence or L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)            Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, L/C Issuer shall not be responsible to Borrower for, and L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or other Issuer Document chooses such Law or practice.

(h)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. At any time Third Coast Bank is not the sole Lender, Borrower shall pay directly to L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit, at the rate per annum separately agreed between Borrower and L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, Borrower shall pay directly to L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i)             Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)             Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of Borrower, Borrower shall be obligated to reimburse L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

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Section 2.3             Swing Line Loans.

(a)            The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.3, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of the aggregate amount of the Commitments of the Revolving Credit Lenders and the Borrowing Base, and (ii) except as provided above with respect to Swing Line Lender, the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Commitment, (y) Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be in its sole discretion) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.3, prepay under Section 2.9(b), and reborrow under this Section 2.3. Each Swing Line Loan shall bear interest as a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)            Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Swing Line Loan Request, appropriately completed and signed by a Responsible Officer of Borrower. Any telephonic request for a Swing Line Loan by Borrower shall be promptly confirmed by submission of a properly completed Swing Line Loan Request, signed by a Responsible Officer of Borrower, to Swing Line Lender and Administrative Agent, but failure to deliver a Swing Line Loan Request shall not be a defense to payment of any Swing Line Borrowing. Neither Swing Line Lender nor Administrative Agent shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Swing Line Lender’s or Administrative Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Swing Line Lender or Administrative Agent by Borrower and neither Swing Line Lender nor Administrative Agent shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Request, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Request and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.3(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds.

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(c)            Refinancing of Swing Line Loans.

(i)            Swing Line Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.1, subject to the Revolving Credit Availability and the conditions set forth in Section 4.2. Swing Line Lender shall furnish Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of Swing Line Lender at Administrative Agent’s Principal Office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.3(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.3(c)(i), the request for Revolving Credit Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each Revolving Credit Lender fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.3(c)(i) shall be deemed payment in respect of such participation.

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(iii)          If any Revolving Credit Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(i), Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of Swing Line Lender submitted to any Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.3(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.3(c) is subject to the Revolving Credit Availability and the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by Swing Line Lender.

(ii)            If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 11.24 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)            Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 2.3 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.

(f)             Payments to Swing Line Lender or Revolving Credit Lenders. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans to Administrative Agent for the account of Swing Line Lender or Revolving Credit Lenders, as applicable.

Section 2.4              Fees.

(a)            Fees. Borrower agrees to pay to Administrative Agent and Arranger, for the account of Administrative Agent, Arranger and each Lender, as applicable, fees, in the amounts and on the dates set forth in the Fee Letter.

(b)            Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 11.22, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Margin for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Letter of Credit Fees for each standby Letter of Credit shall be (i) due and payable in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance or renewal of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Term SOFR Loans during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin for Term SOFR Loans separately for each period during such quarter that such Applicable Margin for Term SOFR Loans was in effect. Notwithstanding anything to the contrary contained herein while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Interest Rate.

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(c)            Commitment Fees. Borrower agrees to pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 11.22, with its Applicable Percentage a commitment fee on the daily average unused amount of the Commitment of such Revolving Credit Lender for the period from and including the date of this Agreement to and including the Maturity Date (including at any time during which one or more of the conditions in Article 4 is not met), at a rate equal to the Applicable Margin. For the purpose of calculating the commitment fee hereunder, the Commitment of each Revolving Credit Lender shall be deemed utilized by the amount of all outstanding Revolving Credit Loans and L/C Obligations, but not by the amount of any outstanding Swing Line Loans, owing to such Revolving Credit Lender whether directly or by participation. Accrued commitment fees shall be payable quarterly in arrears on the first day of each April, July, October, and January during the term of this Agreement and on the Maturity Date.

Section 2.5             Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent, L/C Issuer, or Swing Line Lender or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all Taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Administrative Agent is hereby authorized upon notice to Borrower to charge the account of Borrower maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

(b)            Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender that such Lender will not make available to Administrative Agent such Lender’s share of a Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the applicable Borrowing. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

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(c)            Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of L/C Issuer, Swing Line Lender or the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to L/C Issuer, Swing Line Lender or the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of L/C Issuer, Swing Line Lender and the applicable Lenders, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to L/C Issuer, Swing Line Lender, or such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.6             Evidence of Debt.

(a)            The Loans made by Swing Line Lender and each Lender shall be evidenced by one or more accounts or records maintained by Swing Line Lender or such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The Credit Extensions made by L/C Issuer shall be evidenced by one or more accounts or records maintained by L/C Issuer and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent, Swing Line Lender, L/C Issuer, and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to Borrower and, with respect to Letters of Credit issued for the account of a Subsidiary of Borrower, such Subsidiary and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by L/C Issuer, Swing Line Lender, or any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

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(b)            In addition to the accounts and records referred to in subsection (a) above, each Revolving Credit Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

Section 2.7             Cash Collateral.

(a)            Certain Credit Support Events. If (i) L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) Borrower shall be required to provide Cash Collateral pursuant to Section 9.2, or (iv) there shall exist a Revolving Credit Lender that is a Defaulting Lender, Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by Administrative Agent or L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 11.22(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)            Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral, and all other Property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.7(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Third Coast Bank. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.7 or Sections 2.2, 9.2 or 11.22 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

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(d)            Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto, including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.8(b)(vii)) or (ii) the determination by Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.8             Interest; Payment Terms.

(a)            Revolving Credit Loans – Payment of Principal and Interest; Revolving Nature. The unpaid principal amount of each Borrowing of the Revolving Credit Loans shall, subject to the following sentence and Section 2.8(e), bear interest at the applicable Interest Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Revolving Credit Loans shall be payable on each Payment Date and on the Maturity Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.8(e) shall be payable on demand. Commencing with the first day of the first full calendar quarter after the Interest-Only Period (the “Amortization Commencement Date”) and on the first day of each calendar quarter thereafter, the aggregate Commitments of the Revolving Credit Lenders shall be permanently reduced on a dollar-for-dollar basis in an amount equal to the Quarterly Amortization Payment Amount and Borrower shall make the prepayment, if any, required by Section 2.9(c)(i). The then Outstanding Amount of the Revolving Credit Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Revolving Credit Lenders less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Notes from time to time by Revolving Credit Lenders or otherwise noted in Revolving Credit Lenders’ and/or Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

(b)            Computation Period. Interest on the Loans and all other amounts payable by Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(c)            Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(d)            Partial or Incomplete Payments. Subject to Section 9.3, if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or L/C Borrowings, as applicable, then due to such parties. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

(e)            Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans (whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate, (ii) interest shall accrue on any past due amount (other than the Outstanding Amount of the Loans) at the Default Interest Rate and (iii) upon the request of the Required Lenders, interest shall accrue on the principal amount of all other outstanding Obligations at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.

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(f)             Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.9             Voluntary Termination or Reduction of Commitments; Prepayments.

(a)            Voluntary Termination or Reduction of Commitments. Borrower may, upon written notice to Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Revolving Credit Lenders would exceed the lesser of (x) the aggregate amount of the Commitments of the Revolving Credit Lenders and (y) the Borrowing Base, and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Facility, such sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify Revolving Credit Lenders of any such notice of termination or reduction of the Commitments. Any reduction of the Commitments shall be applied to the Commitment of each Revolving Credit Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

(b)            Voluntary Prepayments. Subject to the conditions set forth below, Borrower shall have the right, at any time and from time to time upon at least three (3) Business Days’ prior written notice to Administrative Agent, to prepay the principal of the Revolving Credit Loans, or the Swing Line Loans in full or in part. If there is a prepayment of all or any portion of the principal of the Revolving Credit Loans or the Swing Line Loans on or before the Maturity Date for such Loans, whether voluntary or because of acceleration or otherwise, such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.

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(c)            Mandatory Prepayment of Facility.

(i)            If at any time the Revolving Credit Exposure of the Revolving Credit Lenders exceeds the lesser of (x) the Commitments of all Revolving Credit Lenders then in effect and (y) the Borrowing Base then in effect, then Borrower shall immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders, and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.9(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Revolving Credit Exposure of the Revolving Credit Lenders exceeds the lesser of (x) the Commitments of all Revolving Credit Lenders then in effect and (y) the Borrowing Base then in effect. Each prepayment required by this Section 2.9(c) shall be applied, first, to any Base Rate Borrowings then outstanding, and, second, to any Term SOFR Borrowings then outstanding, and if more than one (1) Term SOFR Borrowing is then outstanding, to such Term SOFR Borrowings in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.

(ii)           If Borrower or any of its Subsidiaries Disposes of any Tower or Tower Property included in the Borrowing Base that causes the Revolving Credit Exposure of the Revolving Credit Lenders to exceed the lesser of (x) the Commitments of all Revolving Credit Lenders then in effect and (y) the Borrowing Base then in effect, Borrower shall prepay the Revolving Credit Loans in an amount equal to the excess concurrently with such Disposition.

Section 2.10           Uncommitted Increase in Commitments.

(a)            Request for Increase. Provided there exists no Event of Default and only during the Interest-Only Period, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the aggregate Commitments by an amount (for all such requests) not exceeding $70,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) Borrower may make a maximum of three such requests. To achieve the full amount of a requested increase, and subject to the approval of Administrative Agent, L/C Issuer and Swing Line Lender, Borrower may (i) request that one or more Lenders increase their Commitment, (ii) invite all Lenders to increase their respective Commitment, and/or (iii) invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.

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(b)            Notification by Administrative Agent; Additional Revolving Credit Lenders. In the event the Borrower invites all Revolving Credit Lenders to increase their respective Commitment, then at the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Revolving Credit Lenders). Each Revolving Credit Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Administrative Agent shall notify Borrower and each Lender of the Revolving Credit Lenders’ responses to each request made hereunder.

(c)            Effective Date and Allocations. If the Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)            Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, in each case in form and substance satisfactory to Administrative Agent, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.10, the representations and warranties contained in Section 4.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, and (B) no Default exists. Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(e)            Conflicting Provisions. This Section shall supersede any provisions in Section 11.10 or 11.23 to the contrary.

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ARTICLE 3.

TAXES, YIELD PROTECTION AND INDEMNITY

Section 3.1             Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Term SOFR);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender any condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by such Lender or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) -month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2             Illegality. If any Lender determines that any Law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

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Section 3.3             Changed Circumstances; Benchmark Replacement .

(a)            Changed Circumstances. Subject to clause (b) below, if prior to the commencement of any Interest Period for any Benchmark Rate Borrowing,

(i)            Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) in connection with any request for a Benchmark Rate Loan or a conversion to or continuation thereof or otherwise, that for any reason adequate and reasonable means do not exist for determining the applicable Benchmark for any requested Interest Period with respect to a proposed Benchmark Rate Loan or in connection with an existing or proposed Base Rate Borrowing (provided that no Benchmark Transition Event shall have occurred at such time); or

(ii)           Administrative Agent is advised by the Required Lenders that the applicable Benchmark for any requested Interest Period with respect to a proposed Term SOFR Loan will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Benchmark Rate Loans included in such Borrowing for such Interest Period, then Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Benchmark Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Benchmark Rate component of the Base Rate, the utilization of the Benchmark Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Benchmark Rate Borrowings or, failing that, will be deemed to have converted such request into a request for a Base Rate Borrowing in the amount specified therein.

(b)            Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

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(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (D) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).

(iv)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)           Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Benchmark Rate Borrowing of, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 3.4             Taxes.

(a)            Defined Terms. For purposes of this Section, the term “applicable Law” includes FATCA.

(b)            Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)            Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).

(f)             Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.4, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)           Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable); or

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(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

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(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.5              Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)            any failure by Borrower (for a reason other than the failure of such Lender to lend any Loan other than a Base Rate Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower (regardless of whether such notice may be revoked by Borrower under the terms of this Agreement and is revoked in accordance herewith); or

(c)            any assignment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.6(b);

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including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.6             Mitigation of Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1, Section 3.4 or Section 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 11.8;

(ii)           such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

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(iii)          in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)         such assignment does not conflict with applicable Law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Section 3.7             Survival. All of the obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

ARTICLE 4.

CONDITIONS PRECEDENT

Section 4.1             Initial Extension of Credit. The obligation of the Lenders to make the initial Credit Extension hereunder is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) the Closing Date, in form and substance satisfactory to Administrative Agent:

(a)            Credit Agreement. Counterparts of this Agreement executed by each party hereto;

(b)            Resolutions. Resolutions of the board of directors (or other governing body) of Borrower and each other Loan Party that is not a natural Person certified by the secretary or an assistant secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

(c)            Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Loan Party that is not a natural Person certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Loan Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(d)            Certificate Regarding Consents and Approvals. A certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

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(e)            Closing Certificate. A certificate signed by a Responsible Officer of Borrower certifying that the conditions specified in Sections 4.2(b), (c) and (d) have been satisfied;

(f)             Solvency Certificate. A solvency certificate signed by the chief executive officer of Holdings;

(g)            Constituent Documents. The Constituent Documents and all amendments thereto for Borrower and each other Loan Party that is not a natural Person, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of Borrower and each other Loan Party, and all such Constituent Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to Administrative Agent;

(h)            Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Loan Party that is not a natural Person as to the existence and good standing of Borrower and each other Loan Party that is not a natural Person. Any such certificate(s) due from the Texas Comptroller of Public Accounts may be satisfied with a printout of an electronic search of such office’s records which shows that the applicable Person’s status with respect to its right to transact business in Texas is “active.” Each certificate or other evidence required by this clause (h) shall be dated within 30 days prior to the Closing Date;

(i)             Notes. The Notes executed by Borrower in favor of each Lender requesting Notes;

(j)             Security Documents. The Security Documents executed by Borrower and the other Loan Parties;

(k)            Pledged Equity Interests; Stock Powers; Pledged Notes. (i) The certificates representing any Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

(l)             Financing Statements. UCC financing statements reflecting Borrower and the other Loan Parties, as debtors, and Administrative Agent, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral as Administrative Agent may request;

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(m)           Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 6.5, together with endorsements providing that Administrative Agent is loss payee with respect to each insurance policy covering Collateral and additional insured with respect to each insurance policy covering liabilities;

(n)            Lien Searches. The results of UCC, Tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Loan Party in the appropriate filing offices, such search to be as of a date no more than 30 days prior to the Closing Date, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent concurrently with the initial Credit Extension and Permitted Liens;

(o)            Opinion of Counsel. A favorable opinion of Troutman Pepper Hamilton Sanders LLP, legal counsel to Borrower and each other Loan Party, as to such matters as Administrative Agent may reasonably request;

(p)            Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) referred to in Section 11.1, to the extent invoiced, shall have been paid in full by Borrower;

(q)            KYC Information; Beneficial Ownership Information. Borrower and each of the other Loan Parties shall have provided to Administrative Agent and the Lenders (i) the documentation and other information requested by Administrative Agent as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations and (ii) from Borrower, within five (5) Business Days prior to the Closing Date, to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower;

(r)             Borrowing Base Report. A Borrowing Base Report; and

(s)            Closing Fees. Evidence that (i) all fees required to be paid to Administrative Agent and Arranger on or before the Closing Date have been paid, and (ii) all fees required to be paid to the Lenders on or before the Closing Date have been paid.

For purposes of determining compliance with the conditions set forth in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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Section 4.2             All Extensions of Credit. The obligation of the Lenders to make any Credit Extension hereunder (including the initial Credit Extension) is subject to the following additional conditions precedent:

(a)            Request for Credit Extension. Administrative Agent shall have received in accordance with this Agreement, as the case may be, a Borrowing Request, Letter of Credit Application, or Swing Line Loan Request, as applicable, pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(b)            No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;

(c)            Representations and Warranties. All of the representations and warranties of Borrower and each other Loan Party contained in Article 5 and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Borrowing, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Borrowing, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 5.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), respectively;

(d)            Availability under Facility. With respect to any request for a Credit Extension under the Commitments, after giving effect to the Credit Extension so requested, the total Revolving Credit Exposure of the Revolving Credit Lenders shall not exceed the lesser of (i) the Borrowing Base in effect as of the date of such Credit Extension and (ii) the aggregate Commitments of the Revolving Credit Lenders in effect as of the date of such Credit Extension;

(e)            Interest Reserve Payment. During the Interest-Only Period, Borrower shall have paid (any such payment, an “Interest Reserve Payment”) to Administrative Agent, for the account of the Lenders, on the date of each Credit Extension, the amount of interest that would accrue on such Credit Extension at the Applicable Rate then in effect over the succeeding 24-month period, which payment shall be deposited into an interest-bearing blocked account at Administrative Agent (the “Interest Reserve Account”) and may be applied by Administrative Agent to accrued interest on such Credit Extension on each Payment Date, except as otherwise provided in Section 9.3; and

(f)            Borrowing Base Report. Administrative Agent shall have received an updated Borrowing Base Report.

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Each Credit Extension hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 4.2 have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and the Lenders to enter into this Agreement, and to make Credit Extensions hereunder, each of Holdings, Borrower and each other Loan Party represents and warrants to Administrative Agent and the Lenders that:

Section 5.1             Entity Existence. Each Loan Party (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each of Borrower and the other Loan Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 5.2             Financial Statements; Etc. Upon delivery of financial statements specified in Section 7.1(a) and (b), such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Holdings nor any of its Subsidiaries has any material contingent liabilities, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Effect and no circumstance which could reasonably be expected to have a Material Adverse Effect has occurred since the effective date of the financial statements referred to in this Section 5.2. All projections delivered by Holdings and/or Borrower to Administrative Agent and the Lenders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and the Lenders and all such assumptions are disclosed in the projections. Other than the Debt listed on Schedule 7.1 and Debt otherwise permitted by Section 7.1, the Loan Parties have no Debt.

Section 5.3             Action; No Breach. The execution, delivery, and performance by each of Borrower and each other Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person (if such Person is not a natural Person), (ii) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument which could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

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Section 5.4             Operation of Business. Each Loan Party possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and no Loan Party is in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect.

Section 5.5              Litigation and Judgments. Except as specifically disclosed in Schedule 5.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Loan Party after a reasonable investigation, threatened against or affecting any Loan Party or against any of their Properties that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against any Loan Party. Since the date hereof, there has been no adverse change in the status of any matter set forth on Schedule 5.5 that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of a Material Adverse Effect resulting therefrom.

Section 5.6              Rights in Properties; Liens.

(a)            Each Loan Party has valid leasehold interests in its respective Properties, which Properties are reflected in the financial statements described in Section 5.2, and none of the Properties of any Loan Party is subject to any Lien, except Permitted Liens.

(b)            Schedule 5.6(b) sets forth a complete and accurate list of all easements held by each Loan Party on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state and name of the easement holder and the record owner of the underlying land (including, with respect to each Tower, whether the location is a mono-pole, guyed tower, other tower, roof-top or other antennae sites, and whether an equipment shed, backup power shed or other building is associated with the site). Each easement constituting Collateral is held free and clear of all Liens, except Permitted Liens.

(c)            Schedule 5.6(c) sets forth a complete and accurate list of all Leases under which any Loan Party is the lessee on the Closing Date, showing as of the date hereof the state, lessor and lessee. Each such Lease is a legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability is limited by Debtor Relief Laws and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)            Schedule 5.6(d) sets forth a complete and accurate list of all leases of real Property under which any Loan Party is the lessor, including, without limitation, all Tenant Leases, on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is a legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except as enforceability is limited by Debtor Relief Laws and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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Section 5.7              Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Loan Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity.

Section 5.8              Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof other than the recording and filing of certain Security Documents and financing statements in connection therewith.

Section 5.9              Taxes. Borrower and Borrower’s Subsidiaries have filed all U.S. federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to establish such reserves could not reasonably be expected to have a Material Adverse Effect.

Section 5.10            Use of Proceeds; Margin Securities. The proceeds of the Revolving Credit Borrowings shall be used by Borrower to acquire and develop Towers and Tower Property (or acquire entities holding Towers and Tower Property) and to fund interest reserve payments pursuant to Section 4.2(e). Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or Administrative Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

Section 5.11            ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan or Multiemployer Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Multiemployer Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. No Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan. No Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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Section 5.12            Disclosure. No statement, information, report, representation, or warranty made by Borrower or any other Loan Party in this Agreement or in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading, in each case, taken as a whole and allowing for any supplements to such information pursuant to Section 6.1(l) to be delivered at the time designated therefore in this Agreement. There is no fact known to any Loan Party which could reasonably be expected to have a Material Adverse Effect, or which in the future could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Administrative Agent and each Lender. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.13            Subsidiaries. Borrower does not have any Subsidiaries other than those listed on Schedule 5.13 (and, if subsequent to the Closing Date, such additional Subsidiaries of Borrower as have been formed or acquired in compliance with Section 6.13) and Schedule 5.13 sets forth the jurisdiction of incorporation or organization of each Subsidiary of Borrower and the percentage of each Loan Party’s ownership interest in such Subsidiary. All of the outstanding capital stock or other Equity Interests of each Subsidiary of Borrower described on Schedule 5.13 as of the Closing Date have been validly issued, are fully paid, and are nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of any Loan Party or any Subsidiary listed on Schedule 5.13 as of the Closing Date.

Section 5.14            Agreements; No Default. No Loan Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

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Section 5.15            Compliance with Laws. Neither any Loan Party nor any of Borrower’s Subsidiaries is in violation in any material respect of any Law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 5.16            Inventory. All Inventory of each Loan Party and Borrower’s Subsidiaries, if any, has been and will hereafter be produced in compliance with all applicable Laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).

Section 5.17            Regulated Entities. No Loan Party nor any of their Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents. No Loan Party is an Affected Financial Institution.

Section 5.18            Environmental Matters.

(a)            Each Loan Party, and all of their respective Properties, assets, and operations, are in compliance in all material respects with all Environmental Laws. No Loan Party is aware of, nor has any Loan Party received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of each Loan Party with all Environmental Laws that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(b)            Each Loan Party has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Loan Party are in compliance with all of the terms and conditions of such permits;

(c)            No Hazardous Materials exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or Released from, any of the Properties or assets of any Loan Party in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws. The use which each Loan Party make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(d)            Neither any Loan Party nor any of its currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) any failure to comply with Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

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(e)            There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Loan Party that could reasonably be expected to give rise to any Environmental Liabilities;

(f)            No Loan Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state Law. Each Loan Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws;

(g)            No Loan Party has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(h)            No Lien arising under any Environmental Law has attached to any Property or revenues of any Loan Party.

Section 5.19            Intellectual Property. Each Loan Party and each of Borrower’s Subsidiaries owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.20            Anti-Corruption Laws; Sanctions; Etc.

(a)            No Loan Party or Subsidiary of any Loan Party or, to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of a Loan Party or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by any person that: (i) is a Sanctioned Person or is currently the subject or target of any Sanctions, or (ii) is located, organized or resident, or has assets, in a Sanctioned Country.

(b)            The Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Loan Parties, agents, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law. Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.

Section 5.21            Patriot Act. The Loan Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state Laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”).

Section 5.22            Insurance. The Properties of each Loan Party are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Loan Party operates.

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Section 5.23            Solvency. Holdings and the other Loan Parties on a consolidated basis are Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.

Section 5.24            Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.

Section 5.25            Businesses. Borrower is presently engaged directly or through its Subsidiaries in the business of owning and operating In Service Towers.

Section 5.26            Labor Matters. As of the Closing Date, there are no labor controversies pending, or to the best knowledge of each Loan Party, threatened against any Loan Party which could reasonably be expected to have a Material Adverse Effect.

Section 5.27            Material Agreements. Schedule 5.27 as of the Closing Date sets forth a complete and correct list of all agreements to which a Loan Party is a party thereto in effect or to be in effect on the Closing Date, to the extent that a default, breach, termination or other impairment thereof could reasonably be expected to have a Material Adverse Effect.

Section 5.28            Additional Representations of Guarantors. Each Guarantor (a) has received, or will receive, direct or indirect benefit from the making of the Guaranty and the Obligations, and (b) is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Obligations, but such Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide the Guaranty. Each Guarantor confirms that neither Administrative Agent, any Lender, any other Guarantor, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement and provide the Guaranty.

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ARTICLE 6.

AFFIRMATIVE COVENANTS

Each of Holdings and each other Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit shall remain outstanding or any Lender has any Commitment hereunder:

Section 6.1             Reporting Requirements. Borrower will furnish, or cause to be furnished, to Administrative Agent (with copies for each Lender upon Administrative Agent’s request):

(a)            Annual Financial Statements. As soon as available, and in any event within 120 days after the last day of each fiscal year of each of Holdings and Borrower, beginning with the fiscal year ending December 31, 2024, a copy of the annual audit report of Holdings and its Subsidiaries for such fiscal year containing, on a consolidated, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Administrative Agent, to the effect that such reports has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope (other than qualifications in respect of anticipated financial covenant breaches or upcoming debt maturities); provided, that at Borrower’s option, the foregoing financial statements may be reported by StratCap Datacom JV or any other direct or indirect parent of Holdings (in lieu of being reported by Holdings) so long as such financial statements are accompanied by reconciliation statement covering Holdings and its Subsidiaries on a consolidated basis;

(b)            Quarterly Financial Statements. As soon as available, and in any event within 60 days after the last day of each fiscal quarter of each fiscal year of Holdings and Borrower, beginning with the fiscal quarter ending September 30, 2024, a copy of an unaudited financial reports of Holdings and its Subsidiaries on a consolidated basis as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Holdings to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Holdings and its Subsidiaries, on a consolidated, as of the dates and for the periods indicated therein; provided, that at the Borrower’s option, the foregoing financial statements may be reported by StratCap Datacom JV or any other direct or indirect parent of Holdings (in lieu of being reported by Holdings) so long as such financial statements are accompanied by reconciliation statement covering Holdings and its Subsidiaries on a consolidated basis;

(c)            Borrowing Base Report. As soon as available, and in any event within 30 days after the last day of each calendar month ending after the Closing Date, a Borrowing Base Report;

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(d)            Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 8, (iii) containing such other certifications set forth therein, and (iv) containing a report describing in reasonable detail (A) the occurrence of any Disposition of Property or assets for which Borrower is required to make a mandatory prepayment pursuant to Section 2.9(c)(ii), (B) the amount of the corresponding mandatory prepayment required to be made pursuant to Section 2.9(c)(ii), (C) in the case of any Compliance Certificate delivered with the financial statements referred to in Section 6.1(b), a reasonably detailed calculation of Last Month Annualized Tower Cash Flow and Last Month Annualized Tower Revenue and (D) updated versions of Schedules 5.6(b), 5.6(c) and 5.6(d). For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) or (b) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (d) with respect to such financial statements; however, such deemed certification shall not excuse or be construed as a waiver of Holding’s and Borrower’s obligation to deliver the required Compliance Certificate;

(e)            Projections. As soon as available, but in any event at least 60 days after the end of each fiscal year of each of Holdings and Borrower, forecasts prepared by management of each of Holdings and Borrower, in form and substance satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cash flows of Holdings and Borrower and their respective Subsidiaries on a monthly basis for the immediately following fiscal year;

(f)            Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Holdings, Borrower or any of their respective Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Holdings, Borrower or any of their respective Subsidiaries;

(g)            Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Holdings, Borrower or any of their respective Subsidiaries which, if determined adversely to Holdings, Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

(h)            Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower or the applicable Loan Party has taken and proposes to take with respect thereto;

(i)             ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five (5) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, a certificate of the chief financial officer of the applicable Loan Party setting forth the details as to such ERISA Event or Prohibited Transaction and the action that the applicable Loan Party proposes to take with respect thereto; annually, a copy of the notice described in Section 101(f) of ERISA that any Loan Party or ERISA Affiliate files or receives with respect to a Plan or Multiemployer Plan;

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(j)             Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Administrative Agent pursuant to any other clause of this Section 6.1;

(k)            Acquisition of Real Property, Fee or Leasehold. As soon as available, but in any event within 30 days after the end of each fiscal year of Borrower, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of Property, lessor, lessee, expiration date and annual rental cost thereof) of all real Property acquired or leased by any Loan Party during such fiscal year;

(l)             Updates to Security Document Schedules. Concurrently with the delivery of the Compliance Certificate delivered in connection with the financial statements pursuant to Sections 6.1(a) and (b), updates to all Schedules to the Security Documents to the extent that information contained in such Schedules has become inaccurate or incomplete since delivery thereof and such Schedules are required to be updated from time to time pursuant to the terms of the applicable Security Document;

(m)            Insurance. Concurrently with the delivery of the Compliance Certificate delivered in connection with the annual financial statements pursuant to Section 6.1(a), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as Administrative Agent, or any Lender through Administrative Agent, may reasonably specify;

(n)            Valuation Report. Concurrently with its delivery under the Constituent Documents of StratCap Datacom JV, each annual third-party valuation report;

(o)            Notice of Material Adverse Effect and Change in Beneficial Owners. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of (i) any event or circumstance that could reasonably be expected to have a Material Adverse Effect and (ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(p)            Notice of Certain Changes. Promptly, (i) notice of any change in the business conducted by any Loan Party, and (ii) copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of any Loan Party; and

(q)            General Information. Promptly, such other information concerning any Loan Party as Administrative Agent, or any Lender through Administrative Agent, may from time to time request, including, without limitation, any certification or other evidence Administrative Agent requests in order for it to (i) comply with any applicable federal or state Laws or regulations (including, but not limited to, information about the ownership and management of Borrower or any other Loan Party), (ii) confirm compliance by Borrower or any other Loan Party with all Anti-Terrorism Laws, and (iii) confirm that neither Borrower nor any other Loan Party (nor any Person owning any interest of any nature whatsoever in Borrower or any other Loan Party) is a Sanctioned Person.

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All representations and warranties set forth in the Loan Documents with respect to any financial information concerning any Loan Party shall apply to all financial information delivered to Administrative Agent by such Loan Party or any Person purporting to be a Responsible Officer of such Loan Party or other representative of such Loan Party regardless of the method of such transmission to Administrative Agent or whether or not signed by such Loan Party or such Responsible Officer or other representative, as applicable.

Section 6.2             Maintenance of Existence; Conduct of Business. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

Section 6.3             Maintenance of Properties. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

Section 6.4             Taxes and Claims. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all Taxes imposed on it, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Loan Party nor any of Borrower’s Subsidiaries shall be required to pay or discharge any Tax or claim which (i) is being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves in accordance with GAAP have been established or (ii) the failure to make payment pending any contest could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon any Property of a Loan Party or any of Borrower’s Subsidiaries in violation of Section 7.2.

Section 6.5             Insurance.

(a)             Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, maintain insurance with financially sound and reputable insurance companies reasonably satisfactory to Administrative Agent in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties in the same general areas in which such Loan Party and Borrower’s Subsidiaries operate, provided that in any event each Loan Party will maintain and cause each of Borrower’s Subsidiaries to maintain workmen’s compensation insurance, property insurance and comprehensive general liability insurance with coverage amounts and deductibles reasonably satisfactory to Administrative Agent. Each insurance policy covering Collateral shall name Administrative Agent as loss payee and each insurance policy covering liabilities shall name Administrative Agent as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without 30 days’ prior written notice to Administrative Agent. Each Loan Party shall execute and deliver to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy maintained by such Loan Party.

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(b)            If at any time any Building or Manufactured (Mobile) Home (as defined in applicable Flood Insurance Regulations) is included in the Collateral and is or has become located in an area designated as a “special flood hazard area” under applicable Flood Insurance Regulations, each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, (i) provide Administrative Agent with a description of such Building or Manufactured (Mobile) Home, including the address and legal description thereof and such other information as may be requested by Administrative Agent to obtain a flood determination or otherwise satisfy its obligations under applicable Flood Insurance Regulations, (ii) obtain flood insurance in such amounts as required by applicable Flood Insurance Regulations and (iii) provide evidence in form and substance satisfactory to Administrative Agent of such flood insurance to Administrative Agent.

Section 6.6              Inspection Rights. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, permit representatives and independent contractors of Administrative Agent (i) to examine, inspect, review, evaluate and make physical verifications of any Tower in any manner and through any medium that Administrative Agent reasonably considers advisable, (ii) to visit and inspect its Properties, (iii) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iv) to discuss its affairs, business, operations, financial condition and accounts with its directors, officers, employees and independent certified public accountants (so long as an officer of the Borrower is present for any such discussion with its independent certified public accountant), at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, (x) other than with respect to such visits and inspections during the continuance of an Event of Default the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year and (y) one visit and inspection per year (regardless of whether an Event of Default has occurred and is continuing) shall be at the expense of the Borrower and any additional visits and inspections conducted during such year shall be at the Administrative Agent’s own expense.

Section 6.7              Keeping Books and Records. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in all material respects in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 6.8              Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) comply in all respects with all Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions and (b) comply with all other applicable Laws (including, without limitation, all Environmental Laws) and decrees of any Governmental Authority or arbitrator, in each case, other than those the noncompliance with which would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

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Section 6.9             Compliance with Agreements. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 6.10            Further Assurances. Each Loan Party shall execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.

Section 6.11            ERISA. Each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, so as not to give rise to any liability thereunder.

Section 6.12            Banking Relationship; Account Control Agreements.

(a)            Commencing on the date that is 60 days after the Closing Date (or such later date as the Administrative Agent may agree, which agreement may be made by e-mail), the Borrower shall, and shall cause each of the other Loan Parties to, use Third Coast Bank as its primary depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts, provided that the Borrower shall, subject to clause (c) below, be permitted to allow Existing Tenants to continue to make payments to the Initial Collections Account.

(b)            Except for Excluded Accounts and the Initial Collections Account, each Loan Party shall cause each deposit account, securities account and commodity account (each as defined in the UCC) of such Persons (excluding those accounts maintained with the institution serving as Administrative Agent) to be subject to a Control Agreement with respect to such accounts (x) existing as of the Closing Date within 60 days after the Closing Date (or such later date as the Administrative Agent may agree, which agreement may be made by e-mail) and (x) hereafter established within 60 days after the establishment thereof (or such later date as the Administrative Agent may agree, which agreement may be made by e-mail).

(c)            (i) Commencing on the date that is 30 days after the Closing Date (or such later date as the Administrative Agent may agree, which agreement may be made by email), the Borrower shall cause that the deposit account to which Existing Tenants make lease payments (the “Initial Collections Account”) to be subject to a Control Agreement, (ii) the Borrower shall cause that all lease payment proceeds held in the Initial Collections Account are swept to a deposit account at Third Coast Bank on at least a monthly basis, (iii) within twelve (12) months of the Closing Date (or such later date as the Administrative Agent may agree, which agreement may be made by email), the Borrower shall have caused all Existing Tenants to make lease payments to a deposit account with Third Coast Bank, and (iv) the Borrower shall cause all Tenants that are not Existing Tenants to make lease payments to a deposit account with Third Coast Bank.

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(d)            The Administrative Agent shall distribute to the Borrower on a quarterly basis the amount of interest that has accrued (and not yet been distributed) in respect of amounts deposited in the Interest Reserve Account, with such distribution being deposited in the applicable Borrower’s deposit account identified by the Borrower.

Section 6.13            Additional Guarantors. Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary of Borrower, and promptly thereafter (and in any event within 60 days) (a) execute and deliver or cause to be executed and delivered to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected Lien on all Equity Interests held by Borrower in such Subsidiary, and (b) cause such new Subsidiary to (i) become a Guarantor by executing and delivering to Administrative Agent a Guaranty or a joinder to Guaranty or a Guaranty Joinder Agreement, (ii) execute and deliver all Security Documents requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its personal Property (subject to such exceptions as Administrative Agent may permit) and take all actions reasonably required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such Property, subject to Permitted Liens, including the filing of UCC financing statements in such jurisdictions as may be requested by Administrative Agent, and (iii) deliver to Administrative Agent such other documents and instruments as Administrative Agent may reasonably require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent.

Section 6.14            [Reserved].

Section 6.15            Sanctions; Anti-Corruption Laws. Each Loan Party will maintain in effect policies and procedures designed to promote compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.

Section 6.16            Separateness. Each of Borrower, each other Loan Party and each of Borrower’s Subsidiaries will (a) maintain all of its books, records, financial statements (other than as required by GAAP and/or the Code) and bank accounts separate from those of any Affiliate or any other Person, (b) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity, including its members (other than as required by GAAP and/or the Code), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself as a division or part of its members and maintain and utilize separate invoices and checks, (c) not commingle its funds or other assets with those of any Affiliate or any other Person, (d) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, and (e) not hold itself out to be responsible for the debts or obligations of any Affiliate or other Person; provided, however, that notwithstanding the foregoing, the Property of Holdings, Borrower and its Subsidiaries may be covered by the insurance policies of Holdings or Borrower (or an Affiliate), so long as loss payable endorsements benefitting the applicable Loan Parties are provided.

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Section 6.17           Limitations on Holdings. Holdings shall not engage in any activities or operate any business other than (w) the direct ownership of all of the outstanding Equity Interests of Borrower, (x) maintaining its existence, (y) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (z) activities directly related or ancillary to the businesses or activities described in the foregoing clauses (w) through (y).

ARTICLE 7.

NEGATIVE COVENANTS

Each of Holdings and each other Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit outstanding or any Lender has any Commitment hereunder:

Section 7.1              Debt. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:

(a)            the Obligations (other than Hedge Obligations);

(b)            existing Debt described on Schedule 7.1;

(c)            purchase money Debt and Capitalized Lease Obligations not to exceed $250,000 in the aggregate at any time outstanding;

(d)            Hedge Obligations existing or arising under Hedge Agreements permitted by Section 7.17;

(e)            intercompany Debt permitted under Section 7.5(f), provided that any Debt owed by any Subsidiary of Borrower to a Loan Party shall be evidenced by a promissory note pledged and delivered to Administrative Agent pursuant to the Security Documents;

(f)             Capitalized Lease Obligations and contingent obligations arising as a result of ground leases on Tower Property; and

(g)            other Debt not to exceed $250,000 in the aggregate at any time outstanding.

Section 7.2              Limitation on Liens. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a)            existing Liens disclosed on Schedule 7.2;

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(b)            Liens in favor of the Secured Parties or Administrative Agent for the benefit of Secured Parties;

(c)            encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(d)            Liens for Taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been established;

(e)            Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations incurred in the ordinary course of business that are not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Loan Party or any of Borrower’s Subsidiaries;

(f)             Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

(g)            purchase money Liens on specific Property to secure Debt used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased Property, in each case to the extent permitted in Section 7.1(c);

(h)            any interest of a lessor under Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Loan Parties or any of their Subsidiaries in the ordinary course of business, but only to the extent such Liens cover the assets leased from such lessor; and

(i)             other Liens on Property securing Debt not to exceed $250,000 in the aggregate at any time outstanding.

Section 7.3              Mergers, Etc. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, except that (a) any Subsidiary of Borrower may merge or consolidate with Borrower so long as Borrower is the surviving entity, (b) any Subsidiary of Borrower may merge or consolidate with another Subsidiary of Borrower so long as if a Subsidiary of Borrower that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity and (c) the Loan Parties may consummate Permitted Acquisitions. Holdings shall not (i) become a party to a merger or consolidation unless Holdings is the surviving entity or (ii) wind-up, dissolve or liquidate.

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Section 7.4             Restricted Payments. Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)            Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests);

(b)            Subsidiaries of Borrower may declare and pay distributions and other Restricted Payments to Borrower and any other Subsidiary of Borrower that is a Loan Party;

(c)            Borrower may make Restricted Payments in the amount necessary for any direct or indirect owner of Borrower that is a REIT (each a “REIT Shareholder”) to maintain its status as a REIT and to avoid any income or excise taxes on the REIT Shareholder under the Code; and

(d)            after the expiration of the Interest-Only Period, (i) so long as no Default, Event of Default or Borrowing Base deficiency exists or would result therefrom, (ii) the Pro Forma Debt Service Coverage Ratio (calculated on a pro forma basis after giving effect to such Restricted Payment and any Borrowings made in connection therewith) is at least at the level required by Section 8.2 as of the last day of fiscal quarter in which the applicable Restricted Payments are being made and (iii) after giving effect to such Restricted Payment and any Borrowings made in connection therewith, Revolving Credit Availability is not less than 10% of the then effective Borrowing Base, Borrower may, in accordance with its Constituent Documents, make Restricted Payments in cash.

Section 7.5              Loans and Investments. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a)            existing investments described on Schedule 7.5;

(b)            readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;

(c)            fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00 or (ii) any Lender;

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(d)            commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service;

(e)            In Service Towers;

(f)             investments in Subsidiaries of Borrower that are, or will become contemporaneous with such investments, Guarantors;

(g)            investments consisting of Hedge Agreements permitted under Section 7.17;

(h)            advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable which are not more than 60 days past due and are paid in cash;

(i)             loans or advances to present or former employees, directors, members of management, officers or, managers or consultants (or their respective immediate family members) of Holdings or any other Loan Party to the extent permitted by Law, in connection with such Person’s purchase of Equity Interests of Holdings;

(j)             Permitted Acquisitions; and

(k)            other investments not to exceed $250,000 in the aggregate at any time outstanding.

Section 7.6              Limitation on Issuance of Equity. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, or otherwise Dispose of (a) any of its stock or other Equity Interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its stock or other Equity Interests, or (c) any option, warrant, or other right to acquire any of its stock or other Equity Interests, in each case, other than to Borrower or another Subsidiary of Borrower.

Section 7.7              Transactions With Affiliates. Except with respect to the making of Restricted Payments permitted by Section 7.4, Holdings shall not, and shall not permit any other Loan Party to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Holdings or such other Loan Party, except in the ordinary course of and pursuant to the reasonable requirements of Holdings’ or such other Loan Party’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Holdings or such other Loan Party than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Holdings or such other Loan Party.

Section 7.8              Disposition of Assets. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly make any Disposition, except (a) Dispositions of Inventory in the ordinary course of business, (b) Dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business and (c) subject to Section 2.9(c)(ii), Dispositions of Towers, provided that: (i) no Default has occurred and is continuing or would result therefrom, (ii) Borrower is in pro forma compliance with the Financial Covenants after giving effect to any such Disposition (using, with respect to the Last Month Annualized Tower Cash Flow component thereof, if any, the results of the most recently-ended testing period), (iii) the consideration received shall be equal to or greater than the fair market value thereof (as reasonably determined by a Responsible Officer of Borrower and if requested by Administrative Agent, Borrower shall deliver a certificate of a Responsible Officer of Borrower certifying to that effect) and (iv) the aggregate value of the Towers Disposed of during any calendar year does not exceed the greater of (x) $2,000,000 and (y) 10% of the Borrowing Base in effect as of the date of the relevant Disposition.

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Section 7.9              Sale and Leaseback. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

Section 7.10            Prepayment of Debt. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt, except the Obligations under the Loan Documents.

Section 7.11            Nature of Business. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof or businesses directly related or ancillary thereto. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, make any material change in its credit collection policies if such change would materially impair the collectability of the Accounts taken as a whole.

Section 7.12            Environmental Protection. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws, (b) generate any Hazardous Material in violation of any applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any applicable Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any Loan Party or any of Borrower’s Subsidiaries would be responsible.

Section 7.13            Accounting. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in Tax reporting treatment, except as required by Law and disclosed to Administrative Agent and Lenders.

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Section 7.14            Burdensome Agreements. Each Loan Party shall not, and shall not permit any of Borrower’s Subsidiaries or any other Loan Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which (a) directly or indirectly prohibits Borrower, any of Borrower’s Subsidiaries or any other Loan Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, (b) directly or indirectly prohibits any of Borrower’s Subsidiaries or any other Loan Party to make any payments, directly or indirectly, to any other Loan Party by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise or (c) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents.

Section 7.15           Subsidiaries. Borrower shall not, directly or indirectly, form or acquire any Subsidiary of Borrower unless Borrower complies with the requirements of  Section 6.13.

Section 7.16            Amendments of Certain Documents. Each Loan Party shall not amend, restate, supplement or otherwise modify any of their respective Constituent Documents in a manner adverse to the interest of the Lenders.

Section 7.17            Hedge Agreements. Each Loan Party shall not enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which such Loan Party has actual exposure which have terms and conditions reasonably acceptable to Administrative Agent and (b) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to Debt of such Loan Party limited to the principal amount of such Debt.

Section 7.18            Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. Each Loan Party will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).

ARTICLE 8.

FINANCIAL COVENANTS

Each of Holdings and each other Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit shall remain outstanding or any Lender has any Commitment hereunder:

Section 8.1              LTV. Holdings shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2024, the LTV to be greater than 60%.

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Section 8.2              Pro Forma Debt Service Coverage Ratio. Holdings shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2026, the Pro Forma Debt Service Coverage Ratio to be less than (a) 1.10 to 1.00 for such fiscal quarter and the fiscal quarters ending December 31, 2026, March 31, 2027, and June 30, 2027, (b) 1.15 to 1.00 for the fiscal quarters ending September 30, 2027, December 31, 2027, March 31, 2028, and June 30, 2028, and (c) 1.20 to 1.00 for each fiscal quarter thereafter.

Section 8.3              Approved Tenants. Holdings shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2024, less than 70% of the Last Month Annualized Tower Revenue from those Towers included in the Borrowing Base to be generated by Approved Tenants.

Section 8.4              Cure Right.

(a)            In the event that Holdings would otherwise fail to comply with the Financial Covenants at the end of any fiscal quarter, at any time no later than fifteen days after the date on which a Compliance Certificate must be delivered for the end of such fiscal quarter or fiscal year, as applicable, Holdings shall have the right, exercisable at any time during the term of this Agreement, to issue Cure Securities (as defined below) for cash or otherwise receive cash contributions to the capital of Holdings to (directly or indirectly) contribute any such cash to the capital of Borrower (the “Cure Right”), and upon the receipt by Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Borrower of such Cure Right, Borrower shall make either a payment of the outstanding principal amount of the Revolving Credit Loans or an Interest Reserve Payment, at Borrower’s election, and the Financial Covenants shall be recalculated after giving pro forma effect to such payment. If, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that would have otherwise occurred on such date but for the application of the foregoing recalculations shall be deemed not to have occurred.

(b)            As used in this Agreement, the term “Cure Securities” shall mean common stock of Holdings. The net cash proceeds received by Holdings and contributed to Borrower in connection with the issuance of Cure Securities shall be applied either to prepay the Revolving Credit Loans (without a reduction in Commitments) or as an Interest Reserve Payment. For the avoidance of doubt, upon receipt of such proceeds in accordance with this Section, the requirements of the Financial Covenants shall be deemed satisfied as of the relevant date of determination with the same effect as though the applicable Event of Default had never commenced, and any applicable breach or default of such Financial Covenants that may have occurred shall be deemed cured for the purposes of this Agreement.

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(c)            Notwithstanding anything herein to the contrary, (i) the Cure Right shall not be exercised more than twice in any four quarter period, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than 5 times and (iii) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining the satisfaction of any financial ratio-based conditions or tests, pricing or any available basket under Article 7 of this Agreement.

ARTICLE 9.

DEFAULT

Section 9.1              Events of Default. Each of the following shall be deemed an “Event of Default”:

(a)            Borrower shall fail to pay the Obligations under the Loan Documents or any part thereof shall not be paid when due or declared due and, other than with respect to payments of principal, such failure shall continue unremedied for seven (7) days after such payment became due;

(b)            Any Loan Party shall breach any provision of (x) Sections 6.1(a), (b), (c) or (d) or 6.5 of this Agreement and such breach continues for more than seven (7) days following notice from Administrative Agent to Borrower of such breach or (y) Article 7 or Article 8 (after giving effect of the applicability of the Cure Right set forth in Section 8.4) of this Agreement;

(c)            Any representation or warranty made or deemed made by Borrower or any other Loan Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d)            Any Loan Party shall breach any provision of Sections 6.1(e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q) or (r) or 6.2, 6.6 or 6.13, and such breach continues for more than 15 days following the earlier of (x) notice from Administrative Agent to Borrower of such breach and (y) the date a Responsible Officer of Borrower knows or should have known of such breach;

(e)            Borrower, any of its Subsidiaries, or any other Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 9.1(a), (b) and (d)), and such failure continues for more than 45 days following the earlier of (x) notice from Administrative Agent to Borrower of such failure and (y) the date a Responsible Officer of Borrower knows or should have known of such failure;

(f)             Borrower, any of its Subsidiaries, or any other Loan Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

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(g)            An involuntary proceeding shall be commenced against Borrower, any of its Subsidiaries, or any other Loan Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days;

(h)            Borrower, any of its Subsidiaries, or any other Loan Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations under the Loan Documents) in the amount of $250,000 or more, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, after any applicable cure periods, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded;

(i)             There shall occur under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (1) any event of default under such Hedge Agreement to which Borrower, any of its Subsidiaries, or any other Loan Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which Borrower, any of its Subsidiaries, or any other Loan Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by Borrower, any of its Subsidiaries, or any other Loan Party as a result thereof exceeds $500,000;

(j)             This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any of its Subsidiaries, any other Loan Party or any of their respective equity holders, or Borrower or any other Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (subject to Permitted Liens) upon any of the Collateral purported to be covered thereby;

(k)            Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan or Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject any Loan Party or any ERISA Affiliate to any Tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which individually or in the aggregate have a Material Adverse Effect;

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(l)             A Change of Control shall occur;

(m)            Borrower, any of its Subsidiaries, or any other Loan Party, or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 60 days from the date of entry thereof;

(n)            Borrower, any of its Subsidiaries, or any other Loan Party shall fail to discharge within a period of 45 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or Properties; or

(o)            A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against Borrower, any of its Subsidiaries, or any other Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), vacated, bonded or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and Borrower, such Subsidiary, or such Loan Party shall not, within such period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

Section 9.2              Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of Lenders (except for funding obligations of outstanding Letters of Credit), (b) terminate the obligations of L/C Issuer to make L/C Credit Extensions, (c) terminate the commitment of Swing Line Lender to make Swing Line Loans, (d) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), or (e) declare the Obligations (other than the Obligations arising out of Bank Product Agreements) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party; provided, however, that upon the occurrence of an Event of Default under Section 9.1(f) or (g), the Commitments of Lenders shall automatically terminate (except for funding obligations of outstanding Letters of Credit), the obligations of L/C Issuer to make L/C Credit Extensions shall automatically terminate, the commitment of Swing Line Lender to make Swing Line Loans shall automatically terminate, the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, and the Obligations (other than the Obligations arising out of Bank Product Agreements) shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, exercise all rights and remedies available to it, Lenders and L/C Issuer in law or in equity, under the Loan Documents, or otherwise.

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Section 9.3              Application of Funds. After the exercise of remedies provided for in Section 9.2 (or if an Event of Default exists and the written notice thereof, if any, to Borrower from Administrative Agent expressly provides that this Section 9.3 shall thereafter apply to any amounts received on account of the Obligations or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to Lenders and L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuer) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among Lenders and L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and constituting unpaid Bank Product Obligations, ratably among Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.2 and 2.7;

Sixth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

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Notwithstanding anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve allocation to Obligations otherwise set forth in this Section.

Further notwithstanding, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 10 hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 9.4              Performance by Administrative Agent. If Borrower or any other Loan Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, and such failure continues for more than 45 days following the earlier of (x) notice from Administrative Agent to Borrower of such failure and (y) the date a Responsible Officer of Borrower knows or should have known of such failure, then Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of Borrower or such other Loan Party. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower or any other Loan Party under this Agreement or any other Loan Document.

ARTICLE 10.

AGENCY

Section 10.1           Appointment and Authority.

(a)            Each of the Lenders, L/C Issuer, and Swing Line Lender hereby irrevocably appoints Third Coast Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of Administrative Agent, Lenders, L/C Issuer, and Swing Line Lender, and neither Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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(b)            Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including, for itself and its Affiliates, in their capacities as potential Bank Product Providers) and L/C Issuer hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 11.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 10.2            Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any other Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 10.3            Exculpatory Provisions.

(a)            Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law;

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(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;

(iv)          shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action; and

(v)           does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any Benchmark Replacement or other rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate.

(b)            Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 10.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or any other Loan Party, a Lender, L/C Issuer, or Swing Line Lender.

(c)            Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

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Section 10.4            Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender, L/C Issuer, or Swing Line Lender, Administrative Agent may presume that such condition is satisfactory to such Lender, L/C Issuer, or Swing Line Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Administrative Agent may consult with legal counsel (who may be counsel for Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5            Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 10.6            Resignation or Removal of Administrative Agent.

(a)            Administrative Agent may at any time give notice of its resignation to Lenders, L/C Issuer, Swing Line Lender and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, L/C Issuer, and Swing Line Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 10 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender, L/C Issuer, or Swing Line Lender, as applicable, directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10, Section 11.1, and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)            Any resignation by Third Coast Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender unless the notice thereof otherwise provides. If Third Coast Bank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require Revolving Credit Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c). If Third Coast Bank resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Revolving Credit Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.3(c). Upon the appointment by Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Third Coast Bank to effectively assume the obligations of Third Coast Bank with respect to such Letters of Credit.

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Section 10.7            Non-Reliance on Administrative Agent and Other Lenders. Each Lender, L/C Issuer, and Swing Line Lender expressly acknowledges that neither Administrative Agent nor any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender, Swing Line Lender and L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, L/C Issuer, and Swing Line Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders or Swing Line Lender by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender or Swing Line Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), or creditworthiness of Borrower or any other Loan Party or the value of the Collateral or other Properties of Borrower or any other Loan Party or any other Person which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 10.8            Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent under Section 11.1 or Section 11.2) allowed in such judicial proceeding; and

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(b)            to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, L/C Issuer and Swing Line Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, L/C Issuer, and Swing Line Lender, as applicable, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 11.1 or Section 11.2.

Section 10.9            Collateral and Guaranty Matters.

(a)            The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:

(i)            to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made), (y) that is Disposed of or to be Disposed of as part of or in connection with any Disposition under the Loan Documents, or (z) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as applicable, under Section 11.10;

(ii)           to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 7.2; and

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(iii)          to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary of Borrower as a result of a transaction permitted under the Loan Documents.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9. Upon the occurrence of any of the events specified in Section 10.9(a)(i)(x), (y) or (z) or Section 10.9(iii), at Borrower’s expense, Administrative Agent shall execute and deliver to Borrower such documentation as Borrower shall reasonably request to release the applicable Collateral from the Liens created by the Loan Documents and/or release the applicable Guarantor from its obligations under its Guaranty, as the case may be.

(b)            Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.10         Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 9.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made).

Section 10.11          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

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(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that none of Administrative Agent, the Arranger or any other arranger of this Agreement or any amendment thereto, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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(c)            Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 10.12          Credit Bidding. The Secured Parties hereby irrevocably authorize Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.10 of this Agreement), (iii) Administrative Agent shall be authorized to assign the relevant Obligations of the Secured Parties to be credit bid to any such acquisition vehicle on a pro rata basis, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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Section 10.13          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arranger or the syndication agents, documentation agents, co-agents, or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or a L/C Issuer hereunder.

Section 10.14          Flood Laws. Each Lender and each participant is responsible for assuring its own compliance with any applicable Flood Insurance Regulations and Administrative Agent shall have no responsibility therefor.

Section 10.15          Erroneous Payments.

(a)            If Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)            Without limiting immediately preceding clause (a), each Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case.

(i)            (A)     in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 10.15(b).

(c)            Each Lender, L/C Issuer or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

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(f)             To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 11.

MISCELLANEOUS

Section 11.1            Expenses.

(a)            Borrower hereby agrees to pay on demand: (i) all reasonable costs and expenses of Administrative Agent, L/C Issuer, Swing Line Lender and their Related Parties in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, L/C Issuer, Swing Line Lender and their Related Parties; (ii) all costs and expenses of Administrative Agent, L/C Issuer, Swing Line Lender and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and the fees and expenses of legal counsel, advisors, consultants, experts and auditors for Administrative Agent, L/C Issuer, Swing Line Lender and each Lender; (iii) all reasonable costs and expenses incurred by L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iv) all transfer, stamp, documentary, or other similar Taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (v) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (vi) all other costs and expenses incurred by Administrative Agent, L/C Issuer, Swing Line Lender and any Lender in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Loan Parties. Borrower shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 11.1 shall be a demand obligation owing by Borrower and if not paid within 30 days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 11.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.

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(b)            To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 11.1(a) or Section 11.2 to be paid by it to Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof) or any Related Party of Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based each Lender’s share of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) or against any Related Party of Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof) acting for Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.

Section 11.2            INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, L/C ISSUER, SWING LINE LENDER, EACH LENDER AND EACH RELATED PARTY THEREOF (EACH, AN “INDEMNITEE”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER LOAN PARTY, (E) ANY LOAN OR LETTER OF CREDIT OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT) OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR BY BORROWER OR ANY OTHER LOAN PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH INDEMNITEE (OR THE REPRESENTATIVES OF SUCH PERSON); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim not involving an act or omission of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or Administrative Agent in their capacities as such). Any amount to be paid under this Section 11.2 shall be a demand obligation owing by Borrower and if not paid within 10 days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 11.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder. Notwithstanding the foregoing, the continuing liability of Borrower to each Indemnitee under clause (D) above shall terminate on the date (the “Indemnity Termination Date”) which is five (5) years after the date upon which Borrower delivers to Administrative Agent an updated Phase I environmental assessment report(s) with respect to the applicable property, which report (i) is from an environmental engineer that is on Administrative Agent’s then-current approved list, (ii) is dated as of a date which is not earlier than the date on which the Facility was fully paid in accordance with the terms of the Loan Documents other than through or as a result of Administrative Agent taking enforcement action (including, but not limited to, foreclosure, trustee’s sale, or deed-in-lieu of foreclosure), (iii) is reasonably acceptable to Administrative Agent in form and content and (iv) shows that such property is free from any Hazardous Materials.

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Section 11.3            Limitation of Liability. None of Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, or any of their Related Parties, shall have any liability with respect to, and Borrower and each other Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (whether in contract, tort or otherwise) suffered or incurred by Borrower or any other Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower and each other Loan Party hereby waives, releases, and agrees not to sue Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, or any of their Related Parties, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 11.4            No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender shall have the right to act exclusively in the interest of Administrative Agent or such Lender, L/C Issuer, or Swing Line Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any other Loan Party or any of Borrower’s or such other Loan Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

Section 11.5            Lenders Not Fiduciary. The relationship between Borrower and each other Loan Party on the one hand, and Administrative Agent, Arranger and each Lender, L/C Issuer, and Swing Line Lender, on the other hand, is solely that of debtor and creditor, and none of Administrative Agent, Arranger, any Lender, L/C Issuer, or Swing Line Lender has any fiduciary or other special relationship with Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and each other Loan Party on the one hand, and Administrative Agent, Arranger and each Lender, L/C Issuer, and Swing Line Lender, on the other hand, to be other than that of debtor and creditor.

Section 11.6            Equitable Relief. Each Loan Party recognizes that in the event Borrower or any other Loan Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders, L/C Issuer, or Swing Line Lender. Each Loan Party therefore agrees that Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender, if Administrative Agent or such Lender, L/C Issuer, or Swing Line Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.7            No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.25 (subject to the terms of Section 11.23), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 11.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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Section 11.8           Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b), (ii) by way of participation in accordance with the provisions of Section 11.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 11.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Facility, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and provided further, that Borrower’s consent shall not be required during the primary syndication of the Facility; (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of L/C Issuer and Swing Line Lender shall be required for any assignment in respect of the Facility.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided further that Borrower shall not be obligated to pay for such processing and recording fee except in the case of any assignment made pursuant to Section 3.6(b). The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any other Loan Party, or either of their Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

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(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 11.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.1, Section 3.2, Section 11.1 and Section 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d). Upon the consummation of any assignment pursuant to this Section 11.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.

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(c)            Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or any other Loan Party or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, each other Loan Party, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.1(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6(b) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.25 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 11.25; provided further that such Participant agrees to be subject to Section 11.23 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)             Dissemination of Information. Borrower and each other Loan Party authorizes Administrative Agent and each Lender to disclose to any actual or prospective purchaser, assignee or other recipient of a Lender’s Commitment, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrower, the other Loan Parties and their respective Affiliates.

Section 11.9           Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower or any other Loan Party hereunder, the obligations of Borrower under Sections 11.1 and 11.2 shall survive repayment of the Obligations and termination of the Commitments.

Section 11.10         Amendment. Subject to Section 3.3(b), the provisions of this Agreement and the other Loan Documents to which Borrower or any other Loan Party is a party (other than the Issuer Documents) may be amended or waived only by an instrument in writing signed by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and each Loan Party party thereto and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:

(a)            waive any condition set forth in Section 4.1, without the written consent of each Lender;

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(b)            extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender;

(c)            postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)            reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;

(e)            change any provision of this Section 11.10 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Revolving Credit Lender, in the case of a change in the definition of Required Lenders);

(f)             change Section 9.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(g)            release any material Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuer in addition to the Lenders required above, affect the rights or duties of L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) Borrower and Administrative Agent may amend this Agreement or any other Loan Document without the consent of Lenders (unless the Required Lenders object in writing within five (5) Business Days of notice by Administrative Agent of such amendment) in order to (A) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or (B) comply with local Law or advice of local counsel in any jurisdiction the Laws of which govern any Security Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of Administrative Agent, (C) effect the granting, perfection, protection, expansion or enhancement of any security interest or Lien in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, (D) make administrative or operational changes not adverse to any Lender or (E) add a Guarantor or Collateral or otherwise enhance the rights and benefits of the Lenders; and (vi) Borrower and Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary in the opinion of Administrative Agent to effect the provisions of Section 2.10.

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Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment(s) of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 11.11         Notices.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as set forth on Schedule 11.11. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 11.11(b) shall be effective as provided in Section 11.11(b).

(b)            Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent or Borrower or any other Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c)            Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto, Schedule 11.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 11.11 provided by Administrative Agent to each party hereto.

(d)            Platform.

(i)            Each Loan Party agrees that Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders, L/C Issuer or Swing Line Lender by posting the Communications on the Platform.

(ii)           The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of communications through the Platform.

(iii)          Each Loan Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender, Swing Line Lender and their respective counsel and agents and Related Parties (each an “Authorized Party”) to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrower or any other Loan Party and the business affairs of Borrower and such other Loan Parties via the Internet or other electronic communication method. In no event shall any Authorized Party have any liability to Borrower or any other Loan Party, any Lender or any other Person or entity for damages of any kind (whether in tort, contract or otherwise) arising out of any such communications or transmissions, except to the extent that such damages are determined by a court of competent jurisdiction in a final and nonappealable judgment to have directly resulted from the gross negligence or willful misconduct of such Authorized Party; provided, however, that in no event shall any Authorized Party have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(e)            Public Information. Each Loan Party hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of any Loan Party hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized Administrative Agent and the other Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 11.26); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders, in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and under applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its Subsidiaries and its securities for the purposes of United State federal or state securities Laws.

Section 11.12         Governing Law; Venue; Service of Process.

(a)            Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the State of Texas (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

(b)            Jurisdiction. Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, L/C Issuer, Swing Line Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender, L/C Issuer or Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or any of the other Loan Parties or their Properties in the courts of any jurisdiction.

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(c)            Waiver of Venue. Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party hereto irrevocably consents to service of process by the mailing thereof, in the manner provided for the mailing of notices in Section 11.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 11.13          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.14          Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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Section 11.15          Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 11.16          Construction. Borrower and each other Loan Party, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and each other Loan Party, Administrative Agent and each Lender.

Section 11.17          Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 11.18         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.

Section 11.19         Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and each other Loan Party, Administrative Agent and each Lender at all times to comply strictly with the applicable Law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any other Loan Document, and the Related Indebtedness (or applicable United States federal Law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower or any other Loan Party and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) Borrower or any other Loan Party will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrower or any other Loan Party of any Note and/or the Related Indebtedness, then it is Borrower’s and each other Loan Party’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower or such other Loan Party, as applicable), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower, each other Loan Party, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by Borrower or any other Loan Party that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower or such other Loan Party, as applicable, and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower and the other Loan Parties to Administrative Agent or such Lender. Borrower and each other Loan Party hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, such Loan Party will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or such other Loan Parties, as applicable, or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower and the other Loan Parties to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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Section 11.20          Ceiling Election. To the extent that any Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any Note and/or any other portion of the Obligations under the Loan Documents, such Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal Law permits any Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas Law, such Lender will rely on United States federal Law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable Law now or hereafter in effect, any Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable Law by giving notice, if required, to Borrower as provided by applicable Law now or hereafter in effect.

Section 11.21          USA Patriot Act Notice. Administrative Agent and each Lender hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of Borrower and each other Loan Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Loan Party in accordance with the Patriot Act. In addition, Borrower and each other Loan Party agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any other Loan Party or any Subsidiary of Borrower or any other Loan Party is or shall be a Sanctioned Person, (b) not to use or permit the use of proceeds of the Obligations to violate any Anti-Corruption Laws, Anti-Terrorism Laws or any applicable Sanctions, and (c) comply, or cause its Subsidiaries to comply, with the applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

Section 11.22          Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 11.10.

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(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, with respect to a Defaulting Lender that is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer or Swing Line Lender hereunder; third, with respect to a Defaulting Lender that is a Revolving Credit Lender, to Cash Collateralize L/C Issuer’s Fronting Exposure, if any, with respect to such Defaulting Lender in accordance with Section 2.7; fourth, with respect to a Defaulting Lender that is a Revolving Credit Lender, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, with respect to a Defaulting Lender that is a Revolving Credit Lender, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans under this Agreement and (y) with respect to a Defaulting Lender that is a Revolving Credit Lender, Cash Collateralize L/C Issuer’s future Fronting Exposure, if any, with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.7; sixth, to the payment of any amounts owing to Lenders, L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by Lenders pro rata in accordance with the Commitments under the Facility without giving effect to Section 11.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any fee payable under Section 2.4(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)             Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.7.

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(C)             With respect to any fee payable under Section 2.4(c) or to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Revolving Credit Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.28, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.7.

(b)            Defaulting Lender Cure. If Borrower, Administrative Agent, Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages (without giving effect to Section 11.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 11.23         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:

(a)            notify Administrative Agent of such fact; and

(b)            purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section 11.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 11.23 shall apply).

Borrower and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower or such other Loan Party, as applicable, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower or such other Loan Party in the amount of such participation.

Section 11.24          Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any other Loan Party is made to Administrative Agent, L/C Issuer or any Lender, or Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders and L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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Section 11.25         Setoff. If an Event of Default exists, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to Borrower or any other Loan Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower or such other Loan Party whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 11.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 9.3. As further security for the Obligations, Borrower and each other Loan Party hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of Borrower or such other Loan Party, as applicable, now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, Borrower and each other Loan Party hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower or such other Loan Party, as applicable, now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower or such other Loan Party, as applicable. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.

Section 11.26          Confidentiality. Each of Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to confidentiality provisions generally), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 11.26, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement relating to Borrower or any other Loan Party and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of Borrower or any other Loan Party or the Facility or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, (g) with the consent of Borrower or such other applicable Loan Parties, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.26 or (ii) becomes available to Administrative Agent, L/C Issuer, Swing Line Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 11.26, “Information” means all information received from Borrower or any other Loan Party or any Subsidiary thereof relating to Borrower or any other Loan Party or any Subsidiary thereof or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Administrative Agent, L/C Issuer, Swing Line Lender or any Lender on a nonconfidential basis prior to disclosure by Borrower or any other Loan Party or any Subsidiary thereof; provided that, in the case of information received from Borrower or any other Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.26 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party party hereto agrees and confirms that, as between such Loan Party and Third Coast Bank, the obligations of Third Coast Bank under this Section 11.26 supersede and replace in their respective entireties all confidentiality, non-disclosure and similar obligations of Third Coast Bank, if any, set forth in any previous agreement between such Loan Party and Third Coast Bank notwithstanding anything to the contrary contained therein.

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Section 11.27          Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement, any other Loan Document or any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature from any party hereto, Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

Section 11.28          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.29     Keepwell. Each Qualified ECP Guarantor party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of such other Loan Party’s (a) Swap Obligations and (b) obligations under its Guaranty including those with respect to Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.

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Section 11.30          Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of Texas and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in Property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 11.31         NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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ARTICLE 12.

GUARANTY

Section 12.1            Guaranty. In consideration of the Loans, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrower pursuant to this Agreement and the other Loan Documents and in further consideration of any Bank Product Agreements, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.

Section 12.2            Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 12.3 hereof), pay the amount due and payable thereon to Administrative Agent, at its Principal Office It is not necessary for Administrative Agent, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrower or others liable on the Obligations, or to enforce its rights against any security given to secure such Obligations. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against Borrower or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Obligations have been fully satisfied and the Release Date shall have occurred. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Administrative Agent or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.

Section 12.3            Agreements and Waivers. Each Guarantor

(a)            agrees to all terms and agreements heretofore or hereafter made by Borrower with Administrative Agent and/or any other Secured Party;

(b)            agrees that Administrative Agent may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrower or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; (v) apply payments by Borrower, any Surety, or any other Person, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;

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(c)            agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by Law; (iii) the failure of Administrative Agent or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by Borrower or any Surety to Administrative Agent and/or any other Secured Party is a preference under applicable Debtor Relief Laws, or for any reason Administrative Agent and/or any other Secured Party is required to refund such payment or pay such amounts to Borrower, any such Surety, or someone else; (vii) any defenses which Borrower could assert on the Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Obligations pursuant to the terms hereof;

(d)            agrees that such Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;

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(e)            to the extent allowed by applicable Law, waives all rights and remedies now or hereafter accorded by applicable Law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against Borrower or which Borrower may have against Administrative Agent and/or the Lenders;

(f)             waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Administrative Agent’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrower or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Obligations;

(g)            waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by Law, except as such waiver may be expressly prohibited by Law, and diligence in bringing suits against any Surety; and

(h)            waives each right to which it may be entitled by virtue of the Laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times.

Section 12.4            Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Obligations were or are incurred.

CREDIT AGREEMENT – Page 144

Section 12.5            Subordination. If Borrower or any other Loan Party is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until the Release Date. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of Administrative Agent, no Guarantor shall exercise or enforce any creditor’s rights of any nature against Borrower or any other Loan Party to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower or any applicable Loan Party as a debtor, Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent, and irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

Section 12.6            Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Obligations, against others liable on the Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Release Date. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Release Date, such amount shall be held in trust for the benefit of Administrative Agent and/or the other Secured Parties to be credited and applied on the Obligations, whether matured or unmatured.

Section 12.7            Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by Borrower or any other Loan Party to the Lenders by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of all other rights that Administrative Agent and the Lenders may have against such Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the Lenders by Guarantors in favor of Administrative Agent and/or the Lenders relating to the indebtedness of Borrower and the other Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

CREDIT AGREEMENT – Page 145

Section 12.8            Costs and Expenses. Guarantors jointly and severally agree to pay to Administrative Agent and the Lenders, upon demand, all losses and costs and expenses, including documented out-of-pocket attorneys’ fees, that may be incurred by Administrative Agent and the Lenders in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.

Section 12.9            Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

Section 12.10          Benefit; Binding Effect. This Guaranty shall inure to the benefit of Administrative Agent and each other Secured Party and their respective successors and assigns, and to any interest in any of the Obligations. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty, and their respective successors and assigns (provided, however, that no Guarantor may, without the prior written consent of Administrative Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Administrative Agent’s prior written consent shall be void ab initio and of no force or effect).

Section 12.11          Multiple Guarantors. It is specifically agreed that Administrative Agent may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the same as to all or any Guarantors. If one or more additional guaranty agreements (“Other Guaranties”) are executed by one or more additional guarantors (“Other Guarantors”), which guarantee, in whole or in part, any of the Obligations, it is specifically agreed that Administrative Agent may enforce the provisions of this Guaranty or of Other Guaranties with respect to one or more of Guarantors or any one or more of Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of Guarantors or Other Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor or all or any of Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all Guarantors hereunder shall be joint and several.

Section 12.12          Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Guarantor Joinder Agreement. Upon delivery of any such Guarantor Joinder Agreement to Administrative Agent, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

CREDIT AGREEMENT – Page 146

Section 12.13       Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of each Guarantor under this Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 12.14       Maximum Liability. Anything in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Loan Documents) and after giving effect as assets, subject to Section 12.6, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable Law or (b) any agreement providing for an equitable allocation among such Guarantor and other Loan Parties of obligations arising under the Loan Documents and Bank Product Agreements.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

CREDIT AGREEMENT – Page 150

EXECUTED to be effective as of the date first written above.

BORROWER:

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:	/s/ Todd A. Rowley
Name:	Todd A. Rowley
Title:	Chief Executive Officer

HOLDINGS:

SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC

By:	Stratcap Wireless Datacom REIT, LLC,
its manager

By:	/s/ Todd A. Rowley
Name:	Todd A. Rowley
Title:	Chief Executive Officer

CREDIT AGREEMENT – Signature Page [Loan Parties]

ADMINISTRATIVE AGENT:

THIRD COAST BANK

By:	/s/ Reid Lewis
Name:	Reid Lewis
Title:	Vice President

LENDERS:

THIRD COAST BANK

By:	/s/ Reid Lewis
Name:	Reid Lewis
Title:	Vice President

CREDIT AGREEMENT – Signature Page [Administrative Agent and Lenders]

SCHEDULE 2.1

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Third Coast Bank	$30,000,000.00	100.000000000%
Totals	$30,000,000.00	100.000000000%

SCHEDULE 2.1 – Page 1

SCHEDULE 5.5

Litigation and Judgments

None.

SCHEDULE 5.5 – Page 1

SCHEDULE 5.6(b)

Easements Held by Each Loan Party and its Subsidiaries

Address	City	County	State	Tower Type	Easement Commencement Date	Record Owner	Other Building Included
2705 Hilltop Dr.	Jackson	Jackson	MO	Monopole	10/10/2019	Wicks Properties	No
8018 Fire Park Lane	Cedar Hill	Jefferson	MO	Monopole	3/20/2023	Kelly R Haas & Richard Haas	No
115 Wheeler Road	Islip	Suffolk	NY	Lattice	5/19/2023	Roman Catholic Diocese of Rockville Centre, NY	Yes
1200 Glenn Curtiss Boulevard	Uniondale	Nassau	NY	Lattice	5/18/2023	Roman Catholic Diocese of Rockville Centre, NY	Yes
200" SW of Int of Convent Rd & South Woods Rd.	Syosset	Nassau	NY	Lattice	5/18/2023	Roman Catholic Diocese of Rockville Centre, NY	Yes
4448 Keystone Rd	Lakeview	Stone	MO	SST	6/21/2023	MW Towers LLC	No
250 S Wildwood Dr	Branson	Taney	MO	Monopole	6/21/2023	MW Towers LLC	No
6500 US Highway 67 S	San Angelo	Tom Green	TX	SST	1/25/2023	Toby Clanton & Kellye Clanton	No
145 Mills Park Road	Gatlinburg	Sevier	TN	Monopole	7/1/2016	City of Gatlinburg	No
3525 Ginn Road	Knoxville	Knox	TN	Monopole	4/26/2016	William Irwin & Marilyn A Irwin	No
18805 Hackberry Lane	Carthage	Jasper	MO	Guyed	6/24/2024	Barbara R. Hanke, Martin Gary Hanke & Matthew Gary Hanke	No

SCHEDULE 5.6(c)

Leased Real Property (Lessee)

Tower Name	Location	Lessor
Congress Street	Maine	Port Property Management
Free Street	Maine	One City Center
Lake Tishomingo	Missouri	Richard Haas
Sikeston	Missouri	Hayward Brewer Family Trust
Prairie Mountain	Oregon	Bureau of Land Management
Prairie Mountain	Oregon	Freres Timber, Inc
Auburn	Massachusetts	Papa Gallo
Leominster	Massachusetts	Fraternal Order of Eagles
Leominster	Massachusetts	Fraternal Order of Eagles
Coral Springs	Florida	Parkridge Baptist Church
Coral Springs	Florida	Parkridge Baptist Church
Badger	Wisconsin	Bradley J. Mootz & Matthew J. Mootz
Alley Katz	Florida	American Airlines Credit Union
Hawthorne	Florida	City of Hawthorne
Tallahassee	Florida	Newton Family Properties LLC
Stone Canyon	Oklahoma	Johnie D Downey
Las Vegas	New Mexico	Robert Ortiz and Rose Ann Ortiz
King Ranch	Texas	Landmark Infrastructure Holding Company LLC
Bird Dog	New Mexico	The American Legion Post No 28
Bull Dog	New Mexico	T8 Ulysses Site Management LLC
Emory	Texas	Chris Fletcher

Tower Name	Location	Lessor
Gladewater	Texas	Barbara A. Ritch
North Richmond	Texas	Gary L. Clark and Tammie M. Clark
Burleson	Texas	Foundation Capital Resources, Inc
Kerrville	Texas	Caillouix Foundation Properties, LLC
Canjilon	New Mexico	Gary Hayes and Cynthia Hayes
Lamy	New Mexico	Commonweal Conservancy Inc
Alba	Texas	Chad and LeAnn Parrish
Barksdale Air Base	Louisiana	Lester Brazzel’s Used Cars & Trucks, Inc
Bonham	Texas	Tribble Family Trust
Pittsburg South	Texas	Linda Brummell
Mankins	Texas	Cynthia Sue Burkett
BHP	New Mexico	Navajo Transitional Energy Company, LLC
Nian	New Mexico	Bureau of Land Management, DOI
Fredonia	Arizona	Sandy and Tessie Johnson
Anderson	Missouri	Jonathan S. and Angela D. Kirk
Barnett	Missouri	Robert O. and Delana Lynn Yows
Heritage Acres	Missouri	Barbara R. Hanke, Martin Gary Hanke, and Matthew
Lohman	Missouri	Brian C. Meller
North Pierce	Missouri	Green Family Living Trust
Orla	Missouri	Lowell & Carol Douglas
Skyline	Missouri	Oscar Barahona Ana M Hernandez
Taos	Missouri	Talken Bros., LLC

Tower Name	Location	Lessor
Lilienthal	Washington	Weis Towers LLC
Colegrove	Idaho	Terry Colegrove
Colegrove	Idaho	Terry Colegrove
Clayton Road Ranch	Washington	Clayton Road Ranch LLC
Freightliner	Texas	TBC Properties LLC
Jenniferlane	Texas	John and Sharon Gildwell
Santa	Idaho	Weis Towers LLC
Steamboat	Washington	Kramer Farm LLC
Bechtol	Washington	Bechtol Family LLC
St. Maries	Idaho	Weis Towers LLC 109 S. 1st Street PO Box 711 Roslyn, WA 98941
Lincoln	Washington	Lincoln County Fire Protection District No. 7
Red Rose Road	Texas	Red Rose Ranch LLC
Badger Lake	Washington	Yesmar 3 Properties, LLC
Dooley	Montana	Raymond A. Wang and Audrey G. Wang
Saco North	Montana	Lammerding Ranch, Inc
Vida South	Montana	Elaine Long
Williston 1	North Dakota	Hagan Family Partnership LLLP
Williston 2	North Dakota	CBERT Williston, LLC
Williston 3	North Dakota	Orville M. Erickson
Tram Road and CR 114	Florida	Woodham Family Investment, Ltd.
Darlington	Florida	Donnie Harrison and Brenda Diane Harrison

Tower Name	Location	Lessor
Bastrop Fries	Texas	Lost Pines Ponderosa LLC
Ingram Hills	Texas	Everett L. Williams II
Mud Gulch Road	Idaho	Weis Towers LLC
Lamona	Washington	Robert A. Kramer
Martin Creek East	Texas	Jeff Sturrock
Medicine Park East	Oklahoma	Christopher Hedrick and Shirley Hedrick
Mustang Draw	Texas	Houston Ranch, L.P.
Van West	Texas	Thomas E. Fugate and Nechia D. Fugate
Vassar	Michigan	Marc Clarence Palmreuter
Ruston South	Louisiana	Ruston Rentals, LLC
Briar Patch	Missouri	Landmark Infrastructure Holding Company LLC
Lebanon South	Missouri	Opal M. Green Trust
Olean	Texas	American Towers LLC
Vanhorn	Missouri	T8 Ulysses Site Management LLC
Sandy Creek	Florida	Deseret Ranches of North Florida, LLC
Hosford	Florida	Lake Talquin Timberlands, LLC
WBU	Texas	Alireza Drigan
Trenton North	North Dakota	Bradley J. Olson and Marilyn E. Olson
Stateline	North Dakota	Roger and Helen Olson
Tioga Rural 2	North Dakota	Thomas Haustveit & Donna Haustveit

SCHEDULE 5.6(d)

Leased Real Property (Lessor)

None.

SCHEDULE 5.13

Subsidiaries of each Loan Party

Loan Party	Subsidiary	Subsidiary’s Jurisdiction of Formation	Percentage Owned
SWIF II Datacom Intermediate Holdco Towers, LLC	SWIF II Datacom Investment Co. Towers, LLC	Delaware	100%
SWIF II Datacom Investment Co. Towers, LLC	None	Delaware	N/A

SCHEDULE 5.27

Material Agreements

None.

SCHEDULE 7.1

Existing Debt

None.

SCHEDULE 7.2

Existing Liens

None.

SCHEDULE 7.5

Existing Investments

None.

SCHEDULE 7.5 – Page 1

SCHEDULE 11.11

Notices

Notices under this Agreement shall be given:

(a)            if to Holdings, Borrower or any other Loan Party:

660 Steamboat Road, 1st Floor

Greenwich, CT 06830

Attn: James Condon

Tel.: 914.980.8737

Email: jcondon@stratcap.com

with copies (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street NE

Suite 300

Atlanta, GA 30308

Attention: Jonathan Homer

Tel.: (212) 704-6304

Email: jonathan.homer@troutman.com

and

Bryan Cave Leighton Paisner LLP

1155 F Street NW

Washington, DC 20004-1357

Attention: Jonathan Nesher

Tel: (202) 508-6070

Email: jonathan.nesher@bclplaw.com

(b)            if to Administrative Agent, to Third Coast Bank at its Principal Office at:

Third Coast Bank
20202 Highway 59 N.
Suite 350
Humble, Texas 77338
Attn: Reid Lewis
Telephone: 817.739.1364

(c)            if to L/C Lender - Same as (b);

(d)            if to Swing Line Lender Same as (b);

(e)            if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

SCHEDULE 11.11 – Page 1

EXHIBIT A

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1       For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2       For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3       Select as appropriate.

4       Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A – Assignment and Assumption – Page 1

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: SWIF II Datacom Investment Co. Towers, LLC

4.	Administrative Agent: Third Coast Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement dated as of September 10, 2024, among SWIF II Datacom Investment Co. Towers, LLC, Holdings and the other Guarantors, the Lenders parties thereto, Third Coast Bank, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

5       List each Assignor, as appropriate.

6       List each Assignee, as appropriate.

7       Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Commitment” etc.)

8       Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9       To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

EXHIBIT A – Assignment and Assumption – Page 2

[7.	Trade Date:______________][10]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

10       To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

11       Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12       Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

EXHIBIT A – Assignment and Assumption – Page 3

[Consented to and]13 Accepted:

THIRD COAST BANK,
as Administrative Agent

By:
Name:
Title:

[Consented to]:[14]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

13       To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

14       To be added only if the consent of Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

EXHIBIT A – Assignment and Assumption – Page 4

ANNEX 1

[__________________]15

Standard Terms and Conditions for Assignment and Assumption

1.            Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

15       Describe Credit Agreement at option of Administrative Agent.

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 1

2.            Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of Texas.

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 2

EXHIBIT B

Borrowing Base Report

FOR MONTH ENDED:	(the “Subject Month”)

ADMINISTRATIVE AGENT:	THIRD COAST BANK
BORROWER:	SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

This Borrowing Base Report (this “Certificate”) is delivered under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2024, by and among Borrower, Holdings and the other Guarantors, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lenders as of the date hereof that (a) he/she is the ________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower, (b) no Default or Event of Default has occurred and is continuing, (c) a review of the activities of Borrower during the Subject Month has been made under the undersigned’s supervision with a view to determining the amount of the current Borrowing Base, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Month.

Borrowing Base.
1.	Appraised Value of In Service Towers (valuation attached)	$
	(Line 1 x 50%)	$

2.	Acquired Tower Costs of In Service Towers	$
	(Line A.1 x 65%)	$

3.	(Line 1+ Line 2)	$

4.	Maximum Borrowing Base	$

5.	Lesser of Line 3 and Line 4	$

Attached to this Certificate is a detailed calculation of the Borrowing Base summarized above.

EXHIBIT B – Borrowing Base Report – Page 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________________, _____.

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:
Name:
Title:

SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC

By:
Name:
Title:

EXHIBIT B – Borrowing Base Report – Page 2

EXHIBIT C

Compliance Certificate

FOR QUARTER/YEAR ENDED	(the “Subject Period”)

ADMINISTRATIVE AGENT:	Third Coast Bank
BORROWER:	SWIF II Datacom Investment Co. Towers, LLC

This Compliance Certificate (this “Certificate”) is delivered under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2024, by and among Borrower, Holdings and the other Guarantors, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lenders as of the date hereof that:

(a)            he/she is the ___________________ of Holdings and Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Holdings and Borrower;

(b)            he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings and Borrower and their respective Subsidiaries during the Subject Period;

(c)            during the Subject Period, each Loan Party has performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default currently exists or has occurred which has not been cured or waived by the Required Lenders or all Lenders, as required by the Loan Documents;

(d)            the financial statements of Holdings and Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Holdings and Borrower and their respective Subsidiaries as of the end of and for the Subject Period;

(e)            the Financial Covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate;

(f)             there are ____ In Service Towers as of the date of this Certificate;

(g)            [attached hereto are updates to all Schedules to the Security Documents to the extent that information contained in such Schedules has become inaccurate or incomplete since delivery thereof and such Schedules are required to be updated from time to time pursuant to the terms of the applicable Security Document;

EXHIBIT C – Compliance Certificate – Page 1

(h)            attached hereto is a report summarizing the insurance coverage specifying type, amount and carrier in effect for each Loan Party and its Subsidiaries and containing such additional information as Administrative Agent has reasonably specified;

(i)             The ownership and management of Borrower and each other Loan Party is as follows and attached hereto are true and correct copies of documentation supporting any changes in ownership or management since the Closing Date or the date of the Compliance Certificate most recently delivered to Administrative Agent, as applicable: ]16

Borrower – Ownership:

Owner	Percentage

Borrower – Management:

Name	Title

[Repeat for each other Loan Party.]

16 Items (g), (h) and (i) only required to be included with delivery of annual financial statements.

EXHIBIT C – Compliance Certificate – Page 2

(j)             the status of compliance by each Loan Party with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below.

In Compliance as of End of Subject Period (Please Indicate)
1.	LTV Maximum of 60% at end of Subject Period (Defined as Revolving Credit Exposure divided by Market Value)

	_____________ ÷ _______________ = ____________ Revolving Credit Market Value Exposure	Yes	No

2.	Pro Forma Debt Service Coverage Ratio[17]	Yes	No
Minimum of [1.10][1.15][1.20] to 1.00[18] at end of Subject Period (Defined as (a)(i) Last Month Annualized Tower Cash Flow less (ii) Restricted Payments made during the preceding 12-month period plus (iii) Interest Reserve Payments made with respect to interest payable during the succeeding 12-month period to (b) Pro Forma Debt Service)

_______________ ÷          _______________ =       _____________
Last Month Annualized      Pro Forma Debt
Month Tower                        Service
Cash Flow

-

Restricted Payments

made during preceding

12-month period

+

Interest Reserve

Payments made with

respect to interest

payable during the

succeeding 12-month

period

17 Pro Forma Debt Service Coverage Ratio not required to be reported until the fiscal quarter ending September 30, 2026.

18 To be (a) 1.10 to 1.00 for the fiscal quarters ending September 30, 2026, December 31, 2026 March 31, 2027 and June 30, 2027, (b) 1.15 to 1.00 for the fiscal quarters ending September 30, 2027, December 31, 2027, March 31, 2028, and June 30, 2028, and (c) 1.20 to 1.00 for each fiscal quarter thereafter

EXHIBIT C – Compliance Certificate – Page 3

3.	Approved Tenants[19]	Yes	No

Minimum of 70% of Last Month Annualized Tower Revenue

_______________ ÷ _______________ = _____________ Last Month Annualized Last Month Annualized Tower Cash Flow from Tower Cash Flow Approved Tenants

4.	Mandatory Prepayments Amount of Mandatory Prepayments made during the Subject Period

	Amount of net cash proceeds of Dispositions required to prepay Revolving Credit Loans pursuant to Section 2.9(c)(ii):	$___________

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, _____.

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:
Name:
Title:

SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC

By:
Name:
Title:

19 Approved Tenants Financial Covenant not required to be reported for the fiscal quarter ending as of September 30, 2024.

EXHIBIT C – Compliance Certificate – Page 4

EXHIBIT D

Borrowing Request

Date: ___________, _____

To:      Third Coast Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 10, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among SWIF II Datacom Investment Co. Towers, LLC, a Delaware limited liability company (“Borrower”), Holdings and the other Guarantors, the Lenders from time to time party thereto, and Third Coast Bank, as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐         A Borrowing of Revolving Credit Loans

☐         A conversion or continuation of Revolving Credit Loans

     1.            On ______________________________ (a Business Day).

     2.            In the amount of $______________

     3.            Comprised of_________________________________
                                                                            (Type of Loans requested)

     4.            For a Term SOFR Borrowing: with an Interest Period of ____ months.20

Borrower hereby represents and warrants that the conditions specified in Section 4.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Revolving Credit Borrowing. Attached hereto is a detailed calculation of the interest reserve portion of the Revolving Credit Loans requested hereby that is payable under Section 4.2(e) of the Credit Agreement.

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:
Name:
Title:

20 May be one month or three months.

EXHIBIT D – Borrowing Request – Page 1

EXHIBIT E

Note

$___________	____________, 20___

FOR VALUE RECEIVED, SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to _______________________________ (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of ____________ AND XX/100 DOLLARS ($________) or so much thereof as may be advanced by Lender (in its capacity as Lender or Swing Line Lender) from time to time to or for the benefit or account of Borrower under that certain Credit Agreement, dated as of September 10, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, Holdings and the other Guarantors, the lenders from time to time party thereto, and Third Coast Bank, as Administrative Agent (in such capacity, “Administrative Agent”), Swing Line Lender and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of this Note (this “Note”) from the date hereof until the Revolving Credit Loans or Swing Line Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Credit Loans or Swing Line Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans or Swing Line Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Left Blank
Signature Page Follows]

EXHIBIT E – Note – Page 1

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:
Name:
Title:

Note
Signature Page

EXHIBIT F

Form of Swing Line Loan Request

Date:_________, ____

To:	Third Coast Bank, as Swing Line Lender Third Coast Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 10, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among SWIF II Datacom Investment Co. Towers, LLC, a Delaware limited liability company (“Borrower”), Holdings and the other Guarantors, the Lenders from time to time party thereto, and Third Coast Bank, as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On	(a Business Day).

2.	In the amount of $	.

Borrower hereby represents and warrants that the conditions specified in Section 4.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Swing Line Loan.

SWIF II DATACOM INVESTMENT CO.
TOWERS, LLC

By:
Name:
Title:

EXHIBIT F – Form of Swing Line Loan Request – Page 1

EXHIBIT G-1

U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 10, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIF II Datacom Investment Co. Towers, LLC, SWIF II Datacom Intermediate HoldCo Towers, LLC and the other Guarantors, Third Coast Bank, as Administrative Agent, Swing Line Lender, and L/C Issuer and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ______________ ____, 20__

EXHIBIT G – U.S. Tax Compliance Certificate – Page 1

EXHIBIT G-2

U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 10, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIF II Datacom Investment Co. Towers, LLC, SWIF II Datacom Intermediate HoldCo Towers, LLC and the other Guarantors, Third Coast Bank, as Administrative Agent, Swing Line Lender, and L/C Issuer and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _____________ ____, 20__

EXHIBIT G – U.S. Tax Compliance Certificate – Page 2

EXHIBIT G-3

U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 10, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIF II Datacom Investment Co. Towers, LLC, SWIF II Datacom Intermediate HoldCo Towers, LLC and the other Guarantors, Third Coast Bank, as Administrative Agent, Swing Line Lender, and L/C Issuer and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _____________ ____, 20__

EXHIBIT G – U.S. Tax Compliance Certificate – Page 3

EXHIBIT G-4

U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 10, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIF II Datacom Investment Co. Towers, LLC, SWIF II Datacom Intermediate HoldCo Towers, LLC and the other Guarantors, Third Coast Bank, as Administrative Agent, Swing Line Lender, and L/C Issuer and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ____________ ____, 20__

EXHIBIT G – U.S. Tax Compliance Certificate – Page 4

EXHIBIT H

Guarantor Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is entered into as of ______________, 202__, by the undersigned (“Additional Guarantor”), in favor of THIRD COAST BANK, for the benefit of the Secured Parties (in such capacity, “Administrative Agent”).

WHEREAS, SWIF II Datacom Investment Co. Towers, LLC (“Borrower”), Guarantors, Administrative Agent and the Lenders party thereto have entered into that certain Credit Agreement dated as of September 10, 2024 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and as an inducement to the Secured Parties to enter into the Credit Agreement and to make the loans and other financial accommodations provided for in the Credit Agreement and Bank Product Agreements, Guarantors have agreed to guarantee the payment and satisfaction of the Obligations (as defined in the Credit Agreement) pursuant to Article 12 of the Credit Agreement (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”); and

WHEREAS, Additional Guarantor is a Subsidiary or Affiliate of Borrower, and Additional Guarantor desires that the Lenders extend credit to Borrower as contemplated by the Credit Agreement, and Additional Guarantor will directly or indirectly benefit from the use of the loan proceeds by Borrower for the purposes for which the credit is being extended pursuant to the Credit Agreement; and

WHEREAS, Additional Guarantor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from guarantying the Obligations (as defined in the Credit Agreement), all as provided therein;

ACCORDINGLY, Additional Guarantor hereby agrees with Administrative Agent as follows:

1.            Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guaranty.

2.            Party to Guaranty. Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, Additional Guarantor will be deemed to be a party to the Credit Agreement as a “Guarantor” for all purposes of the Credit Agreement (including the Guaranty), and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 2, Additional Guarantor hereby, jointly and severally with the other Guarantors, unconditionally, absolutely and irrevocably guarantees to the Secured Parties, as provided in the Guaranty, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Obligations. Additional Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.

EXHIBIT H– Form of Guaranty Joinder Agreement – 1

3.            Address for Notice Purposes. The address of Additional Guarantor for purposes of all notices and other communications is set forth on the signature page hereof.

4.            Waiver of Acceptance. Additional Guarantor hereby waives acceptance by Administrative Agent and the Lenders of the guaranty by Additional Guarantor under the Guaranty upon the execution of this Joinder Agreement by Additional Guarantor.

5.            Representations and Warranties. Additional Guarantor hereby represents and confirms that the representations and warranties set forth in the Credit Agreement which are applicable to Guarantors are true and correct with respect to Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

6.            Severability. Any provision of this Joinder Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Joinder Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

7.            Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Joinder Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

8.            Governing Law. This Joinder Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of Texas (without reference to applicable rules of conflicts of laws).

9.            Loan Document. This Joinder Agreement is a Loan Document for all purposes and each reference in any Loan Document to the Credit Agreement or the Guaranty shall mean the Credit Agreement or the Guaranty, as applicable, as supplemented by this Joinder Agreement.

10.          ENTIRE AGREEMENT. THIS JOINDER AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank. Signature pages follow.]

EXHIBIT H– Form of Guaranty Joinder Agreement – 2

IN WITNESS WHEREOF, the undersigned Additional Guarantor and Administrative Agent have executed this Joinder Agreement as of the date first above written.

ADDITIONAL GUARANTOR:

By:
Name:
Title:

Address for notices:

Attn:
Facsimile:
E-mail:

EXHIBIT H– Form of Guaranty Joinder Agreement – 3

ACCEPTED BY:

THIRD COAST BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT H– Form of Guaranty Joinder Agreement – 4